ANNEX 1

                                TABLE OF CONTENTS

                                                                            Page

1.   DEFINITIONS..............................................................2
     Accounts Receivable......................................................2
     Acquired Company.........................................................2
     Acquired Company's Accountant............................................2
     Acquired Company's Closing Documents.....................................2
     Acquired Company Common Shares...........................................3
     Acquired Company Shareholder Meeting.....................................3
     Acquisition Company......................................................3
     Acquisition Company's Common Shares......................................3
     Adjusted Purchase Price..................................................3
     ADR Service Provider.....................................................3
     Agent....................................................................3
     Aggregate Amount.........................................................3
     Agreement................................................................3
     Announcement Date........................................................3
     Applicable Contract......................................................3
     Articles of Merger.......................................................3
     Authorized Acquired Company Common Shares................................3
     Best Efforts.............................................................3
     Breach...................................................................4
     Buyer....................................................................4
     Buyer's Accountants......................................................4
     Buyer's Closing Documents................................................4
     Cash.....................................................................4
     CEO Certificate..........................................................4
     Closing..................................................................4
     Closing Date.............................................................4
     Competing Business.......................................................4
     Competing Transaction....................................................4
     Consent..................................................................4
     Constituent Corporations.................................................4
     Contemplated Transactions................................................4
     Contract.................................................................5
     Copyright................................................................5
     Covered Parties..........................................................5
     D&O Policies.............................................................5
     Damages..................................................................5
     Disclosure Letter........................................................5
     Discovery................................................................5
     Dispute..................................................................5
     Dissenter................................................................5
     Dissenter List...........................................................5
     DLR Balance Sheet........................................................5
     Earnings.................................................................6

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     Effective Time...........................................................6
     Eligible Claims..........................................................6
     Employment Agreements....................................................6
     Encumbrance..............................................................6
     Environment..............................................................6
     Environmental, Health, and Safety Liabilities............................6
     Environmental Law........................................................7
     ERISA....................................................................7
     Escrow Agreement.........................................................7
     Escrow Amount............................................................7
     Escrowed Purchase Price..................................................7
     Escrowed Purchase Price Per Share........................................7
     Excess Transaction Expenses..............................................7
     Exchange Act.............................................................7
     Facilities...............................................................7
     Final Earnings Per Share.................................................8
     Final Results Statement..................................................8
     Financial Statements.....................................................8
     Final Financial Statement................................................8
     Fully Diluted Number of Shares...........................................8
     Fully Diluted Pro Rata Portion...........................................8
     GAAP.....................................................................8
     Governmental Authorization...............................................8
     Governmental Body........................................................8
     Hazardous Activity.......................................................9
     Hazardous Materials......................................................9
     HSR Act..................................................................9
     Indemnified Person.......................................................9
     Indemnity Escrow Fund....................................................9
     Initial Escrow Fund......................................................9
     Initial Purchase Price...................................................9
     Initial Price Per Share..................................................9
     Intellectual Property Assets.............................................9
     Interim Earnings Per Share...............................................9
     Interim Results Statement................................................9
     IRC......................................................................9
     IRS......................................................................9
     Key Employees............................................................9
     Knowledge...............................................................10
     Legal Requirement.......................................................10
     Marks...................................................................10
     Merger..................................................................10
     Merger Announcement Letter..............................................10
     Nevada Corporation Act..................................................10
     New Jersey Business Corporation Act" or "NJBCA\.........................10

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     Nondisclosure Agreement.................................................10
     Occupational Safety and Health Law......................................10
     Option or Options.......................................................10
     Option Letter of Transmittal............................................10
     Option List.............................................................10
     Option Payment..........................................................10
     Option Shares...........................................................11
     Order...................................................................11
     Ordinary Course of Business.............................................11
     Organizational Documents................................................11
     Outstanding Acquired Company Common Shares..............................11
     Patents.................................................................11
     Paying Agent............................................................11
     Paying Agent Agreement..................................................11
     Person..................................................................12
     Plan....................................................................12
     Post Closing Interest...................................................12
     Pre-Closing Escrow Interest.............................................12
     Price Calculations......................................................12
     Price Documentation.....................................................12
     Proceeding..............................................................12
     Proxy Statement.........................................................12
     Purchase Price..........................................................12
     Purchase Price Per Share................................................12
     Record Shareholders List................................................12
     Related Person..........................................................12
     Release.................................................................13
     Representative..........................................................13
     Review Accountants......................................................13
     Rights in Mask Works....................................................13
     Share Certification.....................................................13
     Share Letter of Transmittal.............................................13
     Shareholder.............................................................13
     Shareholder Information.................................................13
     Shareholders Representative.............................................13
     Securities Act..........................................................13
     Stop Transfer List......................................................13
     Subsidiary..............................................................13
     Surviving Corporation...................................................13
     Tax.....................................................................14
     Tax Return..............................................................14
     Termination Payment.....................................................14
     Threat of Release.......................................................14
     Threatened..............................................................14
     Trade Secrets...........................................................14
     Transaction Expenses....................................................14
     Unsolicited Proposal....................................................14

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2.   NAME OF SURVIVING CORPORATION; ARTICLES OF ORGANIZATION; BY-LAWS;
     DIRECTORS; CLOSING......................................................15
     2.1    NAME OF SURVIVING CORPORATION....................................15
     2.2    ARTICLES OF INCORPORATION........................................15
     2.3    BY-LAWS..........................................................15
     2.4    DIRECTORS........................................................15
     2.5    OFFICERS.........................................................15
     2.6    CLOSING..........................................................15
3.   STATUS AND CONVERSION OF SECURITIES.....................................15
     3.1    AUTHORIZED CAPITALIZATION OF SURVIVING CORPORATION...............15
     3.2    EFFECT ON CAPITAL STOCK..........................................15
     3.3    TREATMENT OF OPTIONS.............................................16
     3.4    DETERMINATION AND PAYMENT OF THE PURCHASE PRICE..................17
     3.5    PAYING AGENT.....................................................18
4.   CERTAIN EFFECTS OF MERGER...............................................19
5.   CLOSING OBLIGATIONS.....................................................19
     5.1    ACQUIRED COMPANY'S DELIVERIES....................................19
     5.2    BUYER'S DELIVERIES...............................................21
6.   ADJUSTMENT TO PURCHASE PRICE............................................21
     6.1    ADJUSTED PURCHASE PRICE..........................................21
     6.2    ESCROWS..........................................................23
7.   REPRESENTATIONS AND WARRANTIES OF ACQUIRED COMPANY......................23
     7.1    ORGANIZATION AND GOOD STANDING...................................24
     7.2    AUTHORITY; NO CONFLICT...........................................24
     7.3    CAPITALIZATION...................................................25
     7.4    FINANCIAL STATEMENTS.............................................26
     7.5    BOOKS AND RECORDS................................................26
     7.6    TITLE TO PROPERTIES; ENCUMBRANCES................................26
     7.7    CONDITION AND SUFFICIENCY OF ASSETS..............................27
     7.8    ACCOUNTS RECEIVABLE..............................................27
     7.9    INVENTORY........................................................27
     7.10   NO UNDISCLOSED LIABILITIES.......................................27
     7.11   TAXES............................................................28
     7.12   NO MATERIAL ADVERSE CHANGE.......................................29
     7.13   EMPLOYEE BENEFITS................................................29
     7.14   COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
            AUTHORIZATIONS...................................................33
     7.15   LEGAL PROCEEDINGS; ORDERS........................................34
     7.16   ABSENCE OF CERTAIN CHANGES AND EVENTS............................35
     7.17   CONTRACTS; NO DEFAULTS...........................................36
     7.18   INSURANCE........................................................39
     7.19   ENVIRONMENTAL MATTERS............................................40
     7.20   EMPLOYEES........................................................42

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     7.21   LABOR RELATIONS; COMPLIANCE......................................43
     7.22   INTELLECTUAL PROPERTY............................................43
     7.23   CERTAIN PAYMENTS.................................................46
     7.24   DISCLOSURE.......................................................47
     7.25   RELATIONSHIPS WITH RELATED PERSONS...............................47
     7.26   BROKERS OR FINDERS...............................................47
     7.27   HSR ACT..........................................................47
     7.28   PRODUCT DESIGN; WARRANTIES.......................................47
     7.29   PROXY MATERIALS..................................................48
     7.30   SECURITIES LAW COMPLIANCE........................................48
8.   REPRESENTATIONS AND WARRANTIES OF BUYER.................................48
     8.1    ORGANIZATION AND GOOD STANDING...................................48
     8.2    AUTHORITY; NO CONFLICT...........................................48
     8.3    FINANCIAL STATEMENTS.............................................49
     8.4    FINANCIAL ABILITY................................................50
     8.5    NO MATERIAL ADVERSE CHANGE.......................................50
     8.6    DISCLOSURE.......................................................50
     8.7    INVESTMENT INTENT................................................50
     8.8    CERTAIN PROCEEDINGS..............................................50
     8.9    BROKERS OR FINDERS...............................................51
     8.10   INFORMATION IN PROXY STATEMENT...................................51
     8.11   TERMINATION PAYMENT..............................................51
9.   COVENANTS OF THE ACQUIRED COMPANY OR THE SUBSIDIARY PRIOR TO
     CLOSING DATE............................................................51
     9.1    ACCESS AND INVESTIGATION.........................................51
     9.2    OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANY..............52
     9.3    REQUIRED APPROVALS...............................................52
     9.4    PAYMENT OF INDEBTEDNESS BY RELATED PERSONS.......................52
     9.5    NO SOLICITATION..................................................52
     9.6    BEST EFFORTS.....................................................54
     9.7    ACQUIRED COMPANY SHAREHOLDER MEETING.............................54
     9.8    EXISTING STOCK OPTION PLANS......................................55
10.  COVENANTS OF BUYER PRIOR TO CLOSING DATE................................55
     10.1   APPROVALS OF GOVERNMENTAL BODIES.................................55
     10.2   NOTIFICATION.....................................................55
     10.3   FINANCIAL ABILITY................................................56
     10.4   BEST EFFORTS.....................................................56
     10.5   INDEMNIFICATION AND INSURANCE....................................56
     10.6   PROXY MATERIALS..................................................56
11.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.....................56
     11.1   ACCURACY OF REPRESENTATIONS......................................57
     11.2   ACQUIRED COMPANY'S PERFORMANCE...................................57
     11.3   CONSENTS.........................................................57
     11.4   DISSENTER'S RIGHTS...............................................57
     11.5   NO PROHIBITION...................................................57
     11.6   NO PROCEEDINGS...................................................58
     11.7   SHAREHOLDER CONSENT..............................................58

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12.  CONDITIONS PRECEDENT TO THE OBLIGATION OF THE ACQUIRED COMPANY TO
     CLOSE...................................................................58
     12.1   ACCURACY OF REPRESENTATIONS......................................58
     12.2   BUYER'S PERFORMANCE..............................................58
     12.3   CONSENTS.........................................................58
     12.4   NO PROCEEDINGS...................................................58
     12.5   NO PROHIBITION...................................................59
     12.6   DISSENTER'S RIGHTS...............................................59
     12.7   SHAREHOLDER CONSENT..............................................59
13.  TERMINATION AND REMEDIES................................................59
     13.1   TERMINATION EVENTS...............................................59
     13.2   ELECTION TO CLOSE................................................61
     13.3   EFFECT OF TERMINATION............................................61
14.  INDEMNIFICATION; REMEDIES...............................................62
     14.1   SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE.....62
     14.2   INDEMNIFICATION AND PAYMENT OF DAMAGES BY ACQUIRED COMPANY.......62
     14.3   TIME LIMITATION..................................................62
     14.4   LIMITATIONS ON AMOUNT............................................62
     14.5   ELIGIBLE CLAIMS AND AGGREGATE AMOUNT.............................63
     14.6   PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS................63
     14.7   PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS......................63
15.  GENERAL PROVISIONS......................................................64
     15.1   EXPENSES.........................................................64
     15.2   PUBLIC ANNOUNCEMENTS.............................................64
     15.3   NONDISCLOSURE....................................................64
     15.4   NOTICES..........................................................64
     15.5   JURISDICTION; SERVICE OF PROCESS.................................66
     15.6   FURTHER ASSURANCES...............................................66
     15.7   WAIVER...........................................................66
     15.8   ENTIRE AGREEMENT AND MODIFICATION................................67
     15.9   ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS...............67
     15.10  SEVERABILITY.....................................................67
     15.11  SECTION HEADINGS, CONSTRUCTION...................................67
     15.12  GOVERNING LAW....................................................67
     15.13  COUNTERPARTS.....................................................68

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                       AMENDED AGREEMENT AND PLAN OF MERGER

         AMENDED AGREEMENT AND PLAN OF MERGER ("AGREEMENT") dated as of March 1, 2001 as amended by an Amendment to Agreement and Plan of Merger dated as of April___, 2001, by and among:

               ATS MONEY SYSTEMS, INC., a Nevada corporation (the "ACQUIRED COMPANY");

               ATSMACO INC., a New Jersey corporation (the "ACQUISITION COMPANY") and De La Rue Inc., a Virginia Corporation ("DE LA RUE") (the Acquisition Company and De La Rue being collectively referred to as the "BUYER"); and

         WHEREAS, the Acquired Company is a corporation organized and existing under the laws of the State of Nevada, its articles of incorporation having been filed therein under the name of More Creative Mergers, Inc. on August 28, 1987; and

         WHEREAS, the Acquisition Company is a corporation organized and existing under the laws of the State of New Jersey, its articles of incorporation having been filed therein on February 1, 2000; and

         WHEREAS, the authorized capital stock of Acquisition Company consists of 2,500 common shares, no par value per share ("ACQUISITION COMPANY COMMON SHARES"), of which on the date of this Agreement 100 shares were issued and outstanding; and

         WHEREAS, all of the issued and outstanding shares of capital stock of Acquisition Company are owned by De La Rue; and

         WHEREAS, the authorized capital stock of the Acquired Company consists of 25,000,000 shares of common stock, having a par value of $ 0.001 per share (the "AUTHORIZED ACQUIRED COMPANY COMMON SHARES"); and

         WHEREAS, on December 31, 2000, the issued and outstanding shares of the Acquired Company are 5,642,895 shares of the Acquired Company Common Shares (the "OUTSTANDING ACQUIRED COMPANY COMMON SHARES"); and

         WHEREAS, the Acquired Company has issued the following options, warrants and grants for the purchase of common stock on certain conditions:

         (a) options to purchase an aggregate of the number of Acquired Company Common Shares as set forth on EXHIBIT A at the respective prices set forth on EXHIBIT A;

         (b) warrants to purchase an aggregate of 160,000 shares of Acquired Company Common Shares as set forth on EXHIBIT A at the respective prices set forth on EXHIBIT A.

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         (c)   grants of 45,000 of Acquired Company Common Shares as set forth on EXHIBIT A in the conditions set forth on EXHIBIT A.

(the aforesaid options and warrants are individually sometimes called an "OPTION" and collectively called the "OPTIONS"); and

         WHEREAS, the holders of the issued and outstanding shares of the Acquired Company Common Shares are entitled to vote on the plan of Merger contained in this Agreement; and

         WHEREAS, the holders of the issued and outstanding shares of the Acquisition Company Shares are entitled to vote on this Amended Agreement and Plan of Merger contained in this Agreement; and

         WHEREAS, the respective Boards of Directors of each of the Acquired Company and the Acquisition Company have, subject to the conditions set forth in this Agreement, adopted and approved this Amended Agreement and Plan of Merger and deem it advisable and generally to the welfare and advantage of each, and of the shareholders of each, that the Acquisition Company merge with and into the Acquired Company under and pursuant to the Nevada Revised Statutes 92A.005 ET SEQ. (the "NEVADA CORPORATION ACT") and the New Jersey Business Corporation Act (the "NJBCA") on the terms set forth in this Agreement,

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, provisions and covenants herein contained, the parties hereto hereby agree in accordance with Nevada Corporation Act that the Acquisition Company and the Acquired Company shall be, at the Closing Date, merged into a single corporation existing under the laws of the State of Nevada, to wit, the Acquired Company, one of the Constituent Corporations, which shall be the surviving corporation (such corporation in its capacity as such surviving corporation being hereinafter called the "SURVIVING CORPORATION"), and the parties hereto hereby adopt and agree to the following agreements, terms and conditions relating to such merger and the mode of carrying the same into effect.

1.       DEFINITIONS.

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "ACCOUNTS RECEIVABLE" -- as defined in Section 7.8.

         "ACQUIRED COMPANY" -- as defined in the recitals to this Agreement.

         "ACQUIRED COMPANY'S ACCOUNTANT" -- Deloitte & Touche LLP.

         "ACQUIRED COMPANY'S CLOSING DOCUMENTS" -- as defined in Section
7.2(a).

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         "ACQUIRED COMPANY COMMON SHARES" -- The Outstanding Acquired Company
Common Shares and Option Shares issued or issuable to holders of Options who have, between January 1, 2001 and the Closing Date; (i) exercised such Options; and (ii) actually paid the Option Payments due to the Acquired Company upon such exercise.

         "ACQUIRED COMPANY SHAREHOLDER MEETING" -- as defined in Section
9.7(a).

         "ACQUISITION COMPANY" -- as defined in the recitals to this Agreement.

         "ACQUISITION COMPANY'S COMMON SHARES" -- as defined in the recitals to this Agreement.

         "ADJUSTED PURCHASE PRICE" -- as defined in Section 6.1(a).

         "ADR SERVICE PROVIDER" -- as defined in Section 14.7(b).

         "AGENT" -- shall mean the Person named as escrow agent in the Escrow Agreement.

         "AGGREGATE AMOUNT" -- as defined in Section 14.5.

         "AGREEMENT" -- as defined in the recitals to this Agreement.

         "ANNOUNCEMENT DATE" -- the earlier of the date that (i) the Acquired Company makes its first public announcement of the transaction proposed by this Amended Agreement and Plan of Merger, or (ii) mails its first notice to its shareholders of record of the transaction proposed by this Agreement.

         "APPLICABLE CONTRACT" -- any Contract:

         (a) under which the Acquired Company or the Subsidiary has or may acquire any rights;

         (b) under which the Acquired Company or the Subsidiary has or may become subject to any obligation or liability; or

         (c) by which the Acquired Company or the Subsidiary or any of the assets owned or used by it is or may become bound.

         "ARTICLES OF MERGER" -- as defined in Section 2.6.

         "AUTHORIZED ACQUIRED COMPANY COMMON SHARES" -- as defined in the recitals to this Agreement.

         "BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; PROVIDED, HOWEVER, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

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         "BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been:

         (a) any material inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision; or

         (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such material inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "BUYER" -- as defined in the first paragraph of this Agreement.

         "BUYER'S ACCOUNTANTS"-- PriceWaterhouseCoopers LLP.

         "BUYER'S CLOSING DOCUMENTS" -- as defined in Section 8.2(a).

         "CASH" -- shall mean a Federal Reserve or Chips Wire transfer to an account of a Person entitled thereto in accordance with written instructions delivered by such Person.

         "CEO CERTIFICATE" -- as defined in Section 5.1(c).

         "CLOSING" -- as defined in Section 2.6.

         "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

         "COMPETING BUSINESS" -- as defined in Section 7.25.

         "COMPETING TRANSACTION" -- as defined in Section 9.5(a).

         "CONSENT" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "CONSTITUENT CORPORATIONS" -- the Acquired Company and the Acquisition Company, collectively.

         "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement, including:

         (a) the execution, delivery, and performance of the Employment Agreements, the Escrow Agreement and the Paying Agent Agreement;

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         (b)   the performance by Buyer and the Acquired Company of their respective covenants and obligations under this Agreement; and

         (c) the merger of the Acquisition Company into and with the Acquired Company and the extinguishment of the rights of all holders of the Outstanding Acquired Company Common Shares and Options as shareholders of the Acquired Company other than:

               (i) the right of each such holder to receive payment for such holder's Acquired Company Common Shares as provided in this Agreement; or

               (ii) the rights of Dissenters (as hereinafter defined) under the Nevada Corporation Act.

         "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "COPYRIGHT" -- as defined in Section 7.22(a)(iii).

         "COVERED PARTIES" -- as defined in Section 10.5(b).

         "D&O POLICIES" -- as defined in Section 10.5(b).

         "DAMAGES " -- as defined in Section 14.2.

         "DISCLOSURE LETTER" -- the disclosure letter delivered by the Acquired Company to Buyer concurrently with the execution and delivery of this Agreement.

         "DISCOVERY" -- as defined in Section 14.7(b).

         "DISPUTE" -- as defined in Section 14.7(b).

         "DISSENTER" -- A holder of Acquired Company Common Shares who, in accordance with the requirements of Section 92A.420 of the Nevada Corporation Act, has at or prior to the time for voting at the Acquired Company Shareholder Meeting (i) delivered to the Acquired Company a written demand for payment of the holder's Shares and (ii) not voted such holder's Acquired Company Common Shares in favor of the Merger and, after the Merger is consummated, makes demand for payment and otherwise complies with Section 92A.440 of the Nevada Corporation Act.

         "DISSENTER LIST" -- as defined in Section 3.5(b)(v).

         "DLR BALANCE SHEET" -- as defined in Section 8.3.

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

         "EARNINGS" -- the net earnings of the Acquired Company (adjusted in the manner set forth in the Interim Results Statement and to be adjusted in a similar manner in the Final Results Statement after delivery of the Final Financial Statement) earned solely as the result of operations in the Ordinary Course of Business of the Acquired Company (excluding Subsidiary net earnings and Transaction Expenses) for the twelve (12) month period ending December 31, 2000, presented on a consistent basis in accordance with GAAP and excluding (i) any capital contributions or (ii) the release of surplus reserves or the release of surplus provisions or liabilities which increase the net earnings as shown on the Interim Result Statement by more than $50,000 in the aggregate.

         "EFFECTIVE TIME" -- as defined in Section 2.6.

         "ELIGIBLE CLAIMS" -- as defined in Section 14.5.

         "EMPLOYMENT AGREEMENTS" -- as defined in Section 5.1(b).

         "ENCUMBRANCE" -- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income.

         "ENVIRONMENT" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" -- any cost, damage, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

         (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

         (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

         (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("CLEANUP") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

         (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

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

         The terms "removal," "remedial," and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

         "ENVIRONMENTAL LAW" -- any Legal Requirement that requires or relates to:

         (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencement of activities, such as resource extraction or construction, that could have a significant impact on the Environment;

         (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

         (c) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

         (d) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

         (e) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "ESCROW AGREEMENT" -- the agreement among Buyer, the Acquired Company and Agent which is annexed hereto as EXHIBIT B and which has been executed as of the date of this Agreement.

         "ESCROW AMOUNT" -- all sums to be held in escrow pursuant to the Escrow Agreement.

         "ESCROWED PURCHASE PRICE" -- as defined in Section 3.4(b).

         "ESCROWED PURCHASE PRICE PER SHARE" -- as defined in Section 3.4(c).

         "EXCESS TRANSACTION EXPENSES"-- the amount by which the Transaction Expenses exceed Two Hundred Twenty Thousand and 00/100 ($220,000.00) Dollars.

         "EXCHANGE ACT" -- the Securities Exchange Act of 1934 as amended or any successor law and regulations and rules issued pursuant to that Act or any successor law.

         "FACILITIES" -- any space in buildings, plants, structures or other real property currently or formerly leased to the Acquired Company or Subsidiary.

         "FINAL EARNINGS PER SHARE" -- the Earnings of the Acquired Company as shown on the Final Results Statement divided by the number of Outstanding Acquired Company Common Shares.

         "FINAL RESULTS STATEMENT" -- the unaudited statement of Earnings of the Acquired Company prepared consistently with the Interim Results Statement showing the calculation of Earnings for the Acquired Company for the twelve (12) months ended December 31, 2000 based upon the Final Financial Statement.

         "FINANCIAL STATEMENTS" -- the:

         (a) audited balance sheets of the Acquired Company and Subsidiary (on a consolidated basis) as at December 31, 1997, 1998 and 1999 and the related audited statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended, including any notes thereon, together with the report thereon of the Acquired Company's Accountants; and

         (b)   when issued, the Final Financial Statement.

         "FINAL FINANCIAL STATEMENT" -- the audited balance sheet of the Acquired Company and Subsidiary (on a consolidated basis) as at December 31, 2000 and the related audited statements of income, changes in stockholders' equity, and cash flow for the twelve (12) months then ended.

         "FULLY DILUTED NUMBER OF SHARES" -- shall mean the aggregate number of the Outstanding Acquired Company Common Shares and the Option Shares.

         "FULLY DILUTED PRO RATA PORTION" -- shall mean, with respect to any
Person: (i) the number of Shares held by such Person and the number of Shares issuable to such Person pursuant to an Option; divided by (ii) the Fully Diluted Number of Shares.

         "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Financial Statements were prepared.

         "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "GOVERNMENTAL BODY" -- any:

         (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

         (b)   federal, state, local, municipal, foreign, or other government;

         (c)   multi-national organization or body; or

         (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "HAZARDOUS ACTIVITY" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use of Hazardous Materials in the Facilities or any part thereof or Release from the Facilities into the Environment.

         "HAZARDOUS MATERIALS" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law applicable to the Acquired Company and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "HSR ACT" -- the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "INDEMNIFIED PERSON" -- as defined in Section 14.2.

         "INDEMNITY ESCROW FUND" -- as defined in Section 3.4(b).

         "INITIAL ESCROW FUND" -- as defined in Section 3.4(d)(i).

         "INITIAL PURCHASE PRICE" -- as defined in Section 3.4(b).

         "INITIAL PRICE PER SHARE" -- as defined in Section 3.4(c).

         "INTELLECTUAL PROPERTY ASSETS" -- as defined in Section 7.22.

         "INTERIM EARNINGS PER SHARE" -- the Earnings of the Acquired Company as shown on the Interim Results Statement divided by the number of Outstanding Acquired Company Common Shares as at the date of this Agreement, which is hereby declared to be $0.191.

         "INTERIM RESULTS STATEMENT" -- the unaudited statement (attached as EXHIBIT C) of the Acquired Company dated January 10, 2001, showing the calculation of Earnings for the twelve (12) months ending December 31, 2000.

         "IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "KEY EMPLOYEES" -- those Persons listed on EXHIBIT D, unless Buyer has, prior to Closing, eliminated such Persons from the said Exhibit.

         "KNOWLEDGE" -- a Person will be deemed to have "Knowledge" of a particular fact or other matter if such Person is actually aware of such fact or other matter.

         The Acquired Company or Subsidiary will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director or as the Chief Executive Officer, Executive Vice President for Sales and Marketing, Vice President of Finance, Vice President of Technology of the Acquired Company has Knowledge of such fact or other matter.

         The Buyer will be deemed to have "Knowledge" of a particular fact or other matter (i) if such fact or other matter is set forth on the Disclosure Letter; or (ii) if Pietro Armanini, Richard Sismey, Peter Nimmo, Troy Eldredge, Mark Shircel, David Young, Ian McCormick, Raglan Tribe, Herbert C. Johnson, III or Brian Kirk have Knowledge of such fact or other matter.

         "LEGAL REQUIREMENT" -- any applicable federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "MARKS" -- as defined in Section 7.22(a)(i).

         "MERGER" -- as defined in Section 2.1.

         "MERGER ANNOUNCEMENT LETTER" -- as defined in Section 3.5(b)(i).

         "NEVADA CORPORATION ACT" -- as defined in the recitals to this Agreement.

         "NEW JERSEY BUSINESS CORPORATION ACT" OR "NJBCA" -- those New Jersey laws governing corporations promulgated at N.J.S.A. 14A:1-1 ET. SEQ. or successor law, regulations and rules issued pursuant to those laws or any successor law.

         "NONDISCLOSURE AGREEMENT" -- as defined in Section 15.3.

         "OCCUPATIONAL SAFETY AND HEALTH LAW" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies) designed to provide safe and healthful working conditions.

         "OPTION OR OPTIONS" -- as defined in the recitals to this Agreement.

         "OPTION LETTER OF TRANSMITTAL" -- as defined in Section 3.5(b)(iii).

         "OPTION LIST" -- as defined in Section 3.5(b)(vi).

         "OPTION PAYMENT" -- the amount paid or payable to the Acquired Company between December 31, 2000 and the Closing Date by a Person exercising an Option.

         "OPTION SHARES" -- The Acquired Company Common Shares issued or issuable to holders of Options who have exercised such Options between December 31, 2000 and the Closing Date.

         "ORDER" -- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

         (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

         (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

         (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

         "ORGANIZATIONAL DOCUMENTS" -- shall mean:

         (a) the articles or certificate of incorporation and the bylaws of a corporation;

         (b) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and

         (c)   any amendment to any of the foregoing.

         "OUTSTANDING ACQUIRED COMPANY COMMON SHARES" -- as set forth in the recitals to this Agreement.

         "PATENTS" -- as defined in Section 7.22(a)(ii).

         "PAYING AGENT" -- American Stock Transfer & Trust Co. or such other similarly qualified fiduciary designated by the Acquired Company prior to Closing.

         "PAYING AGENT AGREEMENT" -- an agreement to be executed prior to the mailing of notice of the Shareholders meeting of the Acquired Company among the Acquired Company, Buyer and the Paying Agent by which the Paying Agent agrees to distribute sums due under this Agreement to the holders of the Acquired Company Common Shares (including the Option Shares) and perform certain other duties described therein.

         "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity.

         "PLAN" -- as defined in Section 7.13.

         "POST CLOSING INTEREST" -- as defined in Section 3.4(b).

         "PRE-CLOSING ESCROW INTEREST" -- as defined in Section 3.4(d)(i).

         "PRELIMINARY DISSENTER"-- A holder of Acquired Company Common Shares who, in accordance with the requirements of Section 92A.420 of the Nevada Corporation Act, has at or prior to the time for voting at the Acquired Company Shareholder Meeting (i) delivered to the Acquired Company a written demand for payment of the holder's Shares and (ii) not voted such holder's Acquired Company Common Shares in favor of the Merger.

         "PRICE CALCULATIONS" -- as defined in Section 6.1(b).

         "PRICE DOCUMENTATION" -- as defined in Section 6.1(b).

         "PROCEEDING" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "PROPRIETARY RIGHTS AGREEMENT" -- as defined in Section 7.20(b).

         "PROXY STATEMENT" -- as defined in Section 9.7(b).

         "PURCHASE PRICE" -- the sum of Thirteen Million Eight Hundred Twenty Five Thousand Ninety Two and 75/100 ($13,825,092.75) Dollars.

         "PURCHASE PRICE PER SHARE" -- as defined in Section 3.4(a).

         "RECORD SHAREHOLDERS LIST" -- as defined in Section 3.5(b)(iv)(A).

         "RELATED PERSON" -- with respect to a particular individual:

         (a)   each other member of such individual's Family;

         (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

         with respect to a specified Person other than an individual:

         (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

         (b)   any Person that holds a Material Interest in such specified
Person;

         (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity).

         For purpose of this definition the "FAMILY" of an individual includes
(i) the individual (ii) the individual's spouse (iii) the mother or father of the individual; (iv) the siblings of the individual; or (v) the children of the individual.

         "RELEASE" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "REVIEW ACCOUNTANTS" - - Arthur Andersen & Co. (Roseland office, Att:
Michael Sullivan).

         "RIGHTS IN MASK WORKS" -- as defined in Section 7.22(a)(iv).

         "SHARE CERTIFICATION" -- as defined in Section 3.5(b)(vii).

         "SHARE LETTER OF TRANSMITTAL" -- as defined in Section 3.5(b)(ii).

         "SHAREHOLDER" -- the holder of any Acquired Company Common Shares or any exercised Options.

         "SHAREHOLDER INFORMATION" -- as defined in Section 7.29.

         "SHAREHOLDERS REPRESENTATIVE" -- Thomas J. Carey, or if he refuses or is unable to serve, such other person as may be designated by members of the Board of Directors of the Acquired Company in office immediately prior to the Closing.

         "SECURITIES ACT" -- the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "STOP TRANSFER LIST" -- as defined in Section 3.5(b)(iv)(C).

         "SUBSIDIARY" -- With reference to the Acquired Company, Innovative Electronics Incorporated, is a Florida corporation, whose capital stock is wholly owned by the Acquired Company.

         "SURVIVING CORPORATION" -- as defined in the recitals to this Agreement.

         "TAX" -- any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax or estate tax) levy, assessment, tariff, duty (including any customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition to tax) imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

         "TAX RETURN" -- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "TERMINATION PAYMENT" -- as defined in Section 13.1(f).

         "THREAT OF RELEASE" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would make it likely, in the reasonable judgment of a Person who is aware of the event or circumstance that such a claim, Proceeding, dispute, action, or other matter will be asserted.

         "TRADE SECRETS" -- as defined in Section 7.22(a)(v).

         "TRANSACTION EXPENSES" -- shall mean

         (a) the amounts paid prior to the Closing or payable at Closing to Bollinger, Wells, Lett & Co., Inc., the Acquired Company's Accountant, Kraemer, Burns, Mytelka, Lovell & Kulka, P.A. and any other investment banking, legal and accounting consultants employed by the Acquired Company for services rendered and expenses incurred in connection with the Agreement, the Contemplated Transactions and the Acquired Company Shareholders Meeting;

         (b) all amounts payable to the officers, the employees or directors of the Acquired Company upon a change of control, which are permitted by this Agreement and are authorized by the Board of Directors of the Acquired Company prior to the Closing, including but not limited to such amounts, if any, payable pursuant to the authorization by the Board of Directors of the Acquired Company in November, 1999; and

         (c) a reasonable estimate of the fees and expenses of the Paying Agent to be determined at the time of approval of the Paying Agent Agreement by Buyer and the Paying Agent.

         "UNSOLICITED PROPOSAL" -- as defined in Section 9.5(b).

2. NAME OF SURVIVING CORPORATION; ARTICLES OF ORGANIZATION; BY-LAWS; DIRECTORS; CLOSING.

         2.1 NAME OF SURVIVING CORPORATION. The corporation which shall survive the merger contemplated hereby (the "MERGER") is the Acquired Company. The name of the Surviving Corporation, from and after the Closing Date, shall be "ATS Money Systems Inc."

         2.2 ARTICLES OF INCORPORATION. The articles of incorporation of the Acquired Company as in effect on the Closing Date shall, from and after the Closing Date, become the articles of incorporation of the Surviving Corporation, until changed as provided by law.

         2.3 BY-LAWS. The by-laws of the Acquired Company as in effect on the date hereof shall, from and after the Closing Date, become the by-laws of the Surviving Corporation until changed as provided therein and in the articles of incorporation of the Surviving Corporation and applicable law.

         2.4 DIRECTORS. The directors of the Acquisition Company in office on the Closing Date shall, from and after the Closing Date, be the directors of the Surviving Corporation until their successors have been duly elected and qualified in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

         2.5 OFFICERS. The officers of the Acquisition Company in office on the Closing Date shall, from and after the Closing Date, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

         2.6 CLOSING. The deliveries contemplated by this Agreement shall be made at the offices of Beattie Padovano, LLC, 50 Chestnut Ridge Road, Montvale, New Jersey 07645, at 10 a.m., local time, on the third business day following such date upon which all Conditions Precedent set forth in Sections 11 and 12 of this Agreement have been met or waived, or such other place and time as the parties hereto shall mutually agree upon. At the Closing, Acquired Company and Acquisition Company shall execute, acknowledge and deliver pursuant to this Agreement articles of merger (the "ARTICLES OF MERGER") which shall be filed with the Nevada Secretary of State and with the New Jersey Secretary of State. The date on which such deliveries, filing and events occurs is hereinafter referred to as the "CLOSING DATE", and such deliveries, filing and effectiveness shall constitute the "CLOSING". The time at which the filings have occurred in the offices of the Nevada Secretary of State and the New Jersey Secretary of State is hereinafter referred to as the "EFFECTIVE TIME."

3.       STATUS AND CONVERSION OF SECURITIES.

         3.1 AUTHORIZED CAPITALIZATION OF SURVIVING CORPORATION. The total number of shares of all classes of stock which the Surviving Corporation shall have authority to issue shall be 25,000,000 common shares, par value $ 0.001 per share.

         3.2 EFFECT ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger, and without any action on the part of the holder of any of the Acquired Company Common Stock or any shares of the capital stock of the Acquisition
Company:

         (a) CAPITAL STOCK OF THE ACQUISITION COMPANY. Each share of Acquisition Company Common Stock shall be converted into and become one share of the Common Stock of the Surviving Corporation;

         (b) TREASURY STOCK. Each Acquired Company Common Share that is owned by the Acquired Company or any Subsidiary of the Acquired Company and each Acquired Company Common Share, if any, that is owned by the Buyer, if any, shall be automatically canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

         (c) OTHER SHARES. Each Acquired Company Common Share, other than shares held by Dissenters, shall be converted into the right to receive, following the Merger, an amount equal to the Purchase Price Per Share (as hereinafter defined), in accordance with this Agreement and Paying Agent Agreement as follows:

               (i) The Initial Purchase Price Per Share applicable thereto shall be payable upon a surrender of a certificate representing such Share or other suitable indemnification or evidence of the right to such payment in accordance with the Paying Agent Agreement and delivery of such other documentation required by the Paying Agent Agreement; and

               (ii) the Escrowed Purchase Price Per Share shall be payable pursuant to the Paying Agent Agreement. From and after the Effective Time, each such Acquired Company Common Share shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall, and each holder of an uncertificated right to such Shares shall cease to have any rights thereto, except the right to receive the payments hereinabove set forth.

         (d) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, each Acquired Company Common Share that is held by a Dissenter shall be entitled only to such rights as are granted under the Nevada Corporation Law and the Surviving Corporation shall make all payments to Dissenters in accordance with the Nevada Corporation Law. Prior to Closing, the Acquired Company shall not, except with the prior consent of the Buyer, make any payment with respect to, or settle or offer to settle, such demands.

         3.3   TREATMENT OF OPTIONS.

         The Acquired Company will take all action necessary so that each of the Options (and any rights thereunder) outstanding immediately prior to the Effective Time shall be:

         (a)   released by the holder thereof; or

         (b) exercised by the holder thereof, at or before the Closing. Each holder of an Option Share, who has exercised an Option as aforesaid, shall be entitled to receive, following the Merger, an amount equal to the excess of the Purchase Price Per Share in excess of the Option Payment due to the Acquired Company upon exercise of such Option if such Option Payment has not already been paid. Such payment shall be made to the Option holder in accordance with this Agreement and the Paying Agent Agreement as follows: All applicable withholding Taxes attributable to the payments made hereunder or to distributions contemplated hereby shall be deducted from the amounts payable under this
Section 3.3 and all such Taxes attributable to the exercise of the Options shall be withheld from the proceeds received in respect of Option Shares. Notwithstanding the foregoing, any Option with an exercise price greater than the Purchase Price Per Share shall, immediately prior to the Effective Time, be canceled without any payment being made therefor. The Acquired Company shall use its Best Efforts to obtain the consent of each holder of an Option to the foregoing treatment of such Option.

         3.4   DETERMINATION AND PAYMENT OF THE PURCHASE PRICE.

         (a) At the times and in the manner hereinafter provided, Buyer will pay the Purchase Price, adjusted to equal: (a) the Adjusted Purchase Price determined in accordance with Section 6.1(a); PLUS (b) the Option Payments; and LESS (c) the Excess Transaction Expenses. The "PURCHASE PRICE PER SHARE" shall be equal to the Purchase Price as so adjusted, divided by the Fully Diluted Number of Shares.

         (b) The "INITIAL PURCHASE PRICE" shall be equal to (i) the Purchase Price, as adjusted pursuant to section 3.4(a), LESS (ii) the amount of One Million Four Hundred Thousand and 00/100 ($1,400,000) to be deposited in escrow with the Agent pursuant to the Escrow Agreement (the "INDEMNITY ESCROW FUND"). The "ESCROWED PURCHASE PRICE" shall be (i) the Indemnity Escrow Fund, LESS (ii) the amounts, if any, payable to the Surviving Corporation from the Indemnity Escrow Fund with respect to claims for Damages under Section 14.2 of this Agreement, PLUS (iii) all of the interest and income accumulated on the Indemnity Escrow Fund while in the hands of either the Escrow Agent, pursuant to the Escrow Agreement, or the Paying Agent, (the "POST CLOSING INTEREST").

         (c) The "INITIAL PRICE PER SHARE" shall be equal to the Initial Purchase Price divided by the Fully Diluted Number of Shares. The "ESCROWED PURCHASE PRICE PER SHARE" shall be equal to the Escrowed Purchase Price divided by the Fully Diluted Number of Shares.

         (d) In order to pay the sums due pursuant to this Agreement to holders of Acquired Company Common Shares and holders of Options exercised between January 1, 2001 and the Effective Time, the following sums shall be paid at Closing:

               (i) Buyer has delivered to the Agent the sum of Nine Million, Eight Hundred Seventy Five Thousand, Sixty Six and 25/100 ($9,875,066.25) Dollars (the "INITIAL ESCROW FUND") concurrently with the execution of this Agreement to be held by the Agent in escrow until Closing pursuant to the terms of the Escrow Agreement. At Closing, the Agent shall pay the Initial Escrow Fund to the Paying Agent and shall pay to Buyer all of the interest accumulated on the Initial Escrow Fund (the "PRE-CLOSING ESCROW INTEREST").

               (ii) The Acquired Company will deliver to the Paying Agent, in Cash at Closing the aggregate amount of the Option Payments actually paid to the Acquired Company between January 1, 2001 and the Effective Time.

               (iii) Buyer will deliver in Cash to the Agent at Closing the Indemnity Escrow Fund to be held and disbursed by the Agent pursuant to the Escrow Agreement for a period of one (1) year after the Effective Time or, as to all or a portion thereof as specified in the Escrow Agreement, until such later time as the conditions of the Escrow Agreement have been fulfilled. When, pursuant to the Escrow Agreement, any sums are payable to the Paying Agent, such sums shall be delivered to the Paying Agent and held, invested and distributed, together with interest or income on such investment, by the Paying Agent pursuant to the provisions of the Paying Agent Agreement.

               (iv) Buyer shall deliver in Cash to the Paying Agent at Closing the balance of the Adjusted Purchase Price less (i) the Initial Escrow Fund and (ii) the Excess Transaction Expenses.

         3.5   PAYING AGENT.

         (a) At Closing, the Acquired Company shall instruct the transfer agent for the Acquired Company Common Shares to close the transfer books for Acquired Company Common Shares at the Effective Time if they have not been previously closed.

         (b) At Closing, the Acquired Company will deliver, or cause to be delivered, to the Paying Agent, the following:

               (i) a letter of the Acquired Company, to holders of the Shares, announcing the effectiveness of the Merger (the "MERGER ANNOUNCEMENT LETTER");

               (ii) a form of letter of transmittal to accompany certificates for Outstanding Acquired Company Common Shares when surrendered for payment (a "SHARE LETTER OF TRANSMITTAL");

               (iii) a form of letter of transmittal to be presented by the holders of Option Shares when requesting payment (an "OPTION LETTER OF TRANSMITTAL");

               (iv)   from the Transfer Agent, the following:

                      (A) the names, addresses, certificate numbers and share amounts of holders of Shares of record at the Effective Time in a format agreeable to the Paying Agent (the "RECORD SHAREHOLDERS LIST");

                      (B) certified totals of the Acquired Company Common Shares, outstanding at the date of Closing; and

                      (C) a list of all lost, stolen, destroyed or otherwise invalid certificates (the "STOP TRANSFER LIST");

               (v) a list certified by the Acquired Company as to the names, addresses, certificate numbers and share amounts of Acquired Company Common Shares held by Preliminary Dissenters (the "DISSENTER LIST");

               (vi) a list certified by the Acquired Company as to the names, addresses, grant numbers, share amounts and required Option Payments for Persons holding Options which have been exercised pursuant to
         Section 3.3 prior to or at the Effective Time (the "OPTION LIST");

               (vii) certification by the Acquired Company, consented to by Acquisition Company (which consent shall not be unreasonably withheld), as to the Initial Purchase Price Per Share and the calculation of the Fully Diluted Number of Shares (the "SHARE CERTIFICATION"); and

               (viii) a copy of the Acquired Company's Proxy Statement relating to the Merger and a copy of this Agreement.

         (c) At Closing the Buyer and the Acquired Company shall enter into the Paying Agent Agreement with the Paying Agent, which shall provide for the required deliveries and the times, manner and method of making payments in accordance with this Agreement to the holders of Acquired Company Common Shares and Option Shares issuable with respect to Options exercised in accordance with
Section 3.3. All fees, costs and expenses of the Paying Agent shall be paid by the Surviving Corporation.

4.       CERTAIN EFFECTS OF MERGER.

         Upon the Closing Date, the separate existence of the Acquisition Company shall cease and all of the estate, property, rights, privileges, immunities and franchises of the Constituent Corporations and all of their property, real, personal and mixed, and all the debts due on whatever account to any of them, as well as all stock subscriptions and other choses in action belonging to any of them, shall be transferred to and vested in the Surviving Corporation, without further act or deed and the title to all real estate vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the Contemplated Transactions, but shall be vested in the Surviving Corporation. The Surviving Corporation is responsible and liable for all the liabilities and obligations of each of the Constituent Corporations. A claim of or against or a pending proceeding by or against a Constituent Corporation may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in the place of the Constituent Corporation. Neither the rights of creditors nor any liens upon the property of a Constituent Corporation are impaired by the Contemplated Transactions.

5.       CLOSING OBLIGATIONS.

         5.1 ACQUIRED COMPANY'S DELIVERIES. At the Closing, Acquired Company shall deliver, or cause to be delivered, to Buyer:

         (a) documents satisfactory to Buyer evidencing exercise or release of all of the Options;

         (b) employment agreements substantially in the form of EXHIBIT 5.1(B), executed by the Key Employees (collectively, "EMPLOYMENT AGREEMENTS") and the Acquired Company;

         (c) a certificate (the "CEO CERTIFICATE") executed by the Chief Executive Officer of the Acquired Company representing and warranting to Buyer that each of the Acquired Company's representations and warranties in Section 7

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

of this Agreement are accurate in all respects as of the date of this Agreement and remains accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Letter that were delivered by the Acquired Company to Buyer at or prior to the Closing Date in accordance with Section 10.2) and that all covenants of the Acquired Company have been performed;

         (d) resignation of all directors of the Acquired Company as may be designated by Buyer;

         (e) certificates of good standing of recent date for the Acquired Company and the Subsidiary certified by the Secretary of State or corresponding certifying authorities of the respective jurisdictions of incorporation;

         (f) a certified copy of the resolution of the board of directors of the Acquired Company authorizing the execution, delivery and performance of this Agreement and any other documents to be delivered by the Acquired Company hereunder;

         (g) an opinion of Kraemer, Burns, Mytelka, Lovell & Kulka, P.A. dated as of the Closing Date, substantially in the form of EXHIBIT 5.1(G);

         (h) a certificate of the Clerk or Secretary of the Acquired Company setting forth:

               (i) the number of Acquired Company Common Shares outstanding and entitled to vote on the adoption and approval of this Agreement and the Merger;

               (ii)   the number of votes pertaining to such shares;

               (iii) the number of votes cast in favor of or against the adoption and approval of this Agreement and the Merger; and

               (iv) the number of common shares with respect to which the holder thereof both: (x) filed with the Acquired Company before the taking of the vote of the Shareholders of the Acquired Company on the Merger written notice of the holder's intent to demand payment for his shares if the Merger was consummated and (y) did not vote in favor of the Merger, in person or by proxy, at the Acquired Company Shareholder Meeting.

         (i) in Cash, the amounts to be paid by the Acquired Company to the Paying Agent as set forth in Section 3.4 of this Agreement;

         (j) the Paying Agent Agreement and all documents required to be delivered by the Acquired Company to the Paying Agent pursuant to Section 3.5 of this Agreement;

         (k) the duly executed and acknowledged Articles of Merger accompanied by evidence of the approval of the Contemplated Transactions by the holders of the Outstanding Acquired Company Common Shares in the manner prescribed by the Nevada Corporation Act; and

         (l) such other documents as Buyer may reasonably request for the purpose of facilitating the consummation or performance of any of the Contemplated Transactions.

         5.2 BUYER'S DELIVERIES. At Closing, Buyer shall deliver, or cause to be delivered, to the Acquired Company, the Agent or the Paying Agent:

         (a) in Cash, all amounts required to be delivered by Buyer to the Paying Agent or the Agent pursuant to Section 3.4 of this Agreement;

         (b) certificates executed by the President or other authorized officers of De La Rue and the Acquisition Company representing and warranting to the Acquired Company that:

               (i) each of Buyer's representations and warranties in Section 8 of this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date;

               (ii) all covenants of this Agreement to be performed by Buyer have been performed; and

               (iii) that the Buyer has no Knowledge of any Breach of this Agreement that would give Buyer the right to terminate this Agreement pursuant to Section 13.1(b)(i).

         (c) certificates of good standing of recent date of the Buyer certified by the Secretary of State or corresponding certifying authority of the respective jurisdictions of incorporation.

         (d) certified copy of resolutions of the board of directors of De La Rue and the board of directors and the shareholder of the Acquisition Company authorizing the execution, delivery and performance of this Agreement and any other documents to be delivered by the Buyer hereunder;

         (e) an opinion of Beattie Padovano, LLC, dated the Closing Date, substantially in the form of EXHIBIT 5.2(E);

         (f) the Paying Agent Agreement and all documents required to be delivered by the Buyer to the Paying Agent pursuant to Section 3.5 of this Agreement;

         (g) the duly executed and acknowledged Articles of Merger accompanied by evidence of the approval of the Contemplated Transactions by the holders of the issued and outstanding shares of the Acquisition Company in accordance with the New Jersey Business Corporation Act; and

         (h) such other documents as Acquired Company may reasonably request for the purpose of otherwise facilitating the consummation of any of the Contemplated Transactions.

6.       ADJUSTMENT TO PURCHASE PRICE.

         6.1   ADJUSTED PURCHASE PRICE.

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

         (a) As promptly as practicable after the execution of this Agreement, the Acquired Company will prepare the Final Financial Statement and the Final Results Statement and deliver them to Buyer and to Buyer's Accountant. The Acquired Company will cause Acquired Company's Accountant to cooperate with Buyer's Accountant and give Buyer's Accountant full access to the work papers of the Acquired Company's Accountant (other than work papers which Acquired Company's Accountant deems proprietary). The Acquired Company shall give the Buyers' Accountants full access to the books and records of the Acquired Company (at reasonable times). Such Final Financial Statement shall be prepared in the manner set forth in Section 7.4 for the Financial Statements. If the Final Earnings Per Share are greater or less than the Interim Earnings Per Share, then the Purchase Price shall be adjusted to the price (the "ADJUSTED PURCHASE PRICE") as follows:

               (i) if the Final Earnings Per Share equal or exceed $0.15, the Purchase Price shall be increased or reduced by $0.05 per Outstanding Acquired Company Common Share (without giving effect to the Options exercised after December 31, 2000) for each $0.01 by which the Final Earnings Per Share are above or below, as the case may be, the Interim Earnings Per Share (rounded in each case to the nearest $0.01) but in no event shall the Adjusted Purchase Price exceed $2.50 per Outstanding Acquired Company Common Share; or

               (ii) if the Final Earnings Per Share are less than $0.15 but greater than or equal to $0.125, the Purchase Price shall be reduced as set forth in paragraph (i) and further reduced by $0.05 per Outstanding Acquired Company Share for each $0.005 by which the Final Earnings Per Share fall below $0.15 (rounded in each case to the nearest $0.005); or

               (iii) if the Final Earnings Per Share are less than $0.125, the Purchase Price shall be reduced to $2.00 per Outstanding Acquired Company Common Share.

         (b) Within fifteen (15) business days of the delivery of the Final Financial Statement and the Final Results Statement, the Acquired Company's Representative and the Buyer's Accountant shall confer to determine whether they agree upon the Adjusted Purchase Price. During that period the Buyer's Accountant shall have full access to the work papers of the Acquired Company's Accountant (other than work papers which such Acquired Company's Accountant deems proprietary) and, at reasonable times, the books and records of the Acquired Company. If the Acquired Company's Accountant and the Buyer's Accountant agree upon the calculation of the Adjusted Purchase Price, such agreement shall be conclusive and binding upon the Buyer and Acquired Company. If the Acquired Company's Representative and the Buyer's Accountant cannot agree upon the calculation of the Adjusted Purchase Price, the Buyer's Representative and the Acquired Company's Representative shall, within such fifteen (15) business day period deliver to each other and to the Buyer and Acquired Company the respective calculations (collectively, the "PRICE CALCULATIONS") of the Adjusted Purchase Price and, within twenty (20) business days of the delivery of the Final Financial Statement and the Final Results Statement by Acquired Company, if the Buyer and Acquired Company have not yet agreed upon the calculation of the Adjusted Purchase Price, the Buyer and the Acquired Company shall submit, or cause to be submitted, to the Review Accountants the Final Financial Statement, the Final Results Statement, all work papers of either

Buyer's Accountant or Acquired Company's Accountant (other than work papers which such Acquired Company's Accountant deems proprietary) and the Price Calculations (collectively, the "PRICE DOCUMENTATION"). The Review Accountants shall deliver to the Buyer, the Acquired Company, the Buyer's Accountant and the Acquired Company's Representative, within fifteen (15) days of submission of the Price Documentation, a certification as to whether the Buyer's Price Calculation or the Acquired Company's Price Calculation is, in the opinion of the Review Accountant, correct. The determination of the Review Accountant, who shall have no discretion to certify any calculation other than the Buyer's Price Calculation or the Acquired Company's Price Calculation, shall be conclusive and binding upon the Buyer, the Acquired Company and their respective Accountants and Representatives. The Buyer and the Acquired Company shall each bear the expense of their respective Accountants and Representatives. The party whose Price Calculation is not chosen by the Review Accountant shall pay the cost and expense of the Review Accountant. Any fees payable by the Acquired Company to the Acquired Company's Accountant or to the Review Accountant shall be Transaction Expenses.

         (c) If the Final Results Statement delivered by the Acquired Company shows that the Final Earnings per Share are less than $0.125, either Buyer or the Acquired Company shall have the right to terminate this Agreement by notice to the other party and the Agent given within ten(10) days of the delivery to Buyer of the Final Financial Statement and the Final Results Statement. If the Buyer's Price Calculation is based upon Final Earnings Per Share that are less than $0.125 and the Review Accountant certifies the Buyer's Price Calculation as being correct, either the Acquired Company or Buyer shall have the right to terminate this Agreement by notice to the other party and the Agent given within ten (10) days of the delivery to Buyer and the Acquired Company of such Review Accountant's certification. If any such notice shall not have been given by a party within the said time periods, such party's right to terminate shall be deemed to have been waived.

         6.2   ESCROWS.

         (a) At the execution of this Agreement, the Buyer and the Acquired Company have entered into the Escrow Agreement, to provide for:

               (i) the Initial Escrow Fund and Pre-Closing Interest to be delivered, on the terms set forth in the Escrow Agreement, at Closing in accordance with Section 3.4(d)(i) or, upon Termination, in accordance with Section 13.3 of this Agreement; and

               (ii) the Indemnity Escrow Fund; and the delivery of the Escrowed Purchase Price to the Paying Agent, in accordance with the provisions of Section 3.4(d)(iii) of this Agreement and the provisions of the Escrow Agreement, and the balance of the Indemnity Escrow Fund to the Surviving Corporation in accordance with the provisions of the Escrow Agreement;

         (b) All fees, costs and expenses of the Agent shall be paid by the Buyer, in the event of Termination, or the Surviving Corporation in the event of consummation of the Contemplated Transactions.

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

7.       REPRESENTATIONS AND WARRANTIES OF ACQUIRED COMPANY.

         Acquired Company represents and warrants to Buyer as follows:

         7.1   ORGANIZATION AND GOOD STANDING.

         (a) Part 7.1 of the Disclosure Letter contains a complete and accurate list with respect to the Acquired Company and the Subsidiary, respectively, of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization. The Acquired Company and the Subsidiary, respectively, is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it owns or uses, and to perform all its obligations under Applicable Contracts. The Acquired Company and the Subsidiary, respectively, are duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

         (b) True copies of the Organizational Documents of the Acquired Company and the Subsidiary, as currently in effect, have been delivered to Buyer.

         7.2   AUTHORITY; NO CONFLICT.

         (a) This Agreement constitutes the legal, valid and, when approved by the Shareholders of the Acquired Company in accordance with Nevada law, binding obligation of the Acquired Company, enforceable against the Acquired Company in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other similar laws relating to or affecting the enforcement of debtors' and creditors' rights generally, (ii) general principles of equity, and (iii) the discretion of a Governmental Body. All documents executed by the Acquired Company at Closing (collectively, the "ACQUIRED COMPANY'S CLOSING DOCUMENTS") will constitute the legal valid and binding obligations of the Acquired Company, enforceable against the Acquired Company in accordance with its terms except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other similar laws relating to or affecting the enforcement of debtors' and creditors' rights generally, (ii) general principles of equity, and (iii) the discretion of a Governmental Body. The Acquired Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, and once this Agreement is approved by the Acquired Company's Shareholders in accordance with Nevada law, to deliver the Acquired Company Closing Documents and to perform its obligations under this Agreement and the Acquired Company's Closing Documents.

         (b) Except as set forth in Part 7.2 of the Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

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

               (i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Company, or (B) any resolution adopted by the board of directors or the stockholders of the Acquired Company;

               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Acquired Company or any of the assets owned or used by the Acquired Company may be subject except for the rights of dissenting shareholders under the Nevada Corporation Act;

               (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, the Acquired Company except as set forth in Part 7.17 of the Disclosure Letter;

               (iv) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract except as set forth in Part 7.17 of the Disclosure Letter; or

               (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Acquired Company.

Except as set forth in Part 7.2 and 7.17 of the Disclosure Letter, the Acquired Company is not and will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         7.3   CAPITALIZATION.

         The authorized equity securities of the Acquired Company consist solely of 25,000,000 shares of common stock, par value $ 0.001 per share, of which 5,642,895 shares are issued and outstanding all of which constitute the Outstanding Acquired Company Common Shares. All of the Options granted by Acquired Company are set forth on EXHIBIT A and except for the holders of the Options, no Person has been granted any options or warrants by the Acquired Company with respect to the Acquired Company Common Shares. With the exception of the Outstanding Acquired Company Common Shares, all of the outstanding equity securities and other securities of the Acquired Company are owned of record and beneficially by the Acquired Company, free and clear of all Encumbrances except for the Options. No legend or other reference to any purported Encumbrance has been placed by the Acquired Company upon any certificate representing equity securities of the Acquired Company. All of the outstanding equity securities of the Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. The Acquired Company has entered into no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Acquired Company other than the Options. None of the Outstanding Acquired Company Common Shares, Options or outstanding equity securities or other securities of the Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. The Acquired Company does not own, and does not have any Contract to acquire, any equity securities or other securities of any Person (other than the Acquired Company) or any direct or indirect equity or ownership interest in any other business. The Subsidiary is the only Subsidiary of the Acquired Company.

         7.4   FINANCIAL STATEMENTS.

         The Financial Statements fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Company as at the respective dates of and for the periods referred to in such Financial Statements, all in accordance with GAAP; the Financial Statements referred to in this Section 7.4 reflect the consistent application of such accounting principles throughout the periods involved. No Financial Statements of any Person other than the Acquired Company and the Subsidiary are required by GAAP to be included in the consolidated Financial Statements of the Acquired Company.

         7.5   BOOKS AND RECORDS.

         Except as set forth in Part 7.5 of the Disclosure Letter, the books of account, minute books, stock record books, and other records of the Acquired Company and the Subsidiary: (i) have been made available to Buyer and, except as set forth in Part 7.5 of the Disclosure Letter, are complete and correct and
(ii) have been maintained in accordance with sound business practices. Except as set forth in Part 7.5 of the Disclosure Letter, the minute books of the Acquired Company delivered to Buyer contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the boards of directors, and committees of the boards of directors of the Acquired Company, and no meeting of any such stockholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Company, except as set forth in Part 7.5 of the Disclosure Letter.

         7.6   TITLE TO PROPERTIES; ENCUMBRANCES.

         Neither the Acquired Company nor the Subsidiary owns or has ever owned any real property. Part 7.6 of the Disclosure Letter contains a complete and accurate list of all real property leased by the Acquired Company or the Subsidiary. The Acquired Company has delivered or made available to Buyer copies of the leases and other instruments by which the Acquired Company or the Subsidiary acquired such leaseholds and interests and title insurance policies, opinions, abstracts, and surveys in its possession or in the possession of the Subsidiary and relating to such leaseholds or interests. Part 7.6 of the Disclosure Letter contains a complete and accurate list of (i) all the properties and assets over $5,000.00 (whether real, personal, or mixed and whether tangible or intangible) (other than inventory) owned, leased or operated by the Acquired Company and/or the Subsidiary and reflected as owned or leased in the books and records of the Acquired Company, including all of the properties and assets reflected in the Balance Sheet (except for (x) inventory or (y) personal property sold since the date of the Balance Sheet, as the case may be, in the Ordinary Course of Business), and (ii) all of the properties and assets (other than inventory) purchased or otherwise acquired by the Acquired Company since the date of the Financial Statement (except for personal property acquired and sold since the date of the Financial Statement in the Ordinary Course of Business and consistent with past practice). Except as set forth in
Part 7.6 of the Disclosure Letter, all material properties and assets reflected in the Financial Statements are free and clear of all Encumbrances.

         7.7   CONDITION AND SUFFICIENCY OF ASSETS.

         The Facilities and all other property and assets of the Acquired Company and the Subsidiary are in good operating condition and repair except for ordinary wear and tear, are adequate for the uses to which they are being put, and none of such Facilities or other property and assets are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Facilities and property and assets of the Acquired Company and the Subsidiary are sufficient for the continued conduct of the respective businesses of the Acquired Company and the Subsidiary after the Closing in substantially the same manner as conducted prior to the Closing.

         7.8   ACCOUNTS RECEIVABLE.

         All accounts receivable of the Acquired Company and the Subsidiary (collectively, the "ACCOUNTS RECEIVABLE") set forth in the Final Financial Statement will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are or will be as of the Closing Date collectible net of the respective reserves shown on the Final Financial Statement (which reserves are adequate and calculated consistent with past practice. Except as set forth on Part 7.8 of the Disclosure Letter and subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off. There is no contest, claim or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Account Receivable relating to the amount or validity of such Accounts Receivable. Part 7.8 of the Disclosure Letter contains a complete and accurate list of all Accounts Receivable as of December 31, 2000 which list sets forth the aging of such Accounts Receivable.

         7.9   INVENTORY.

         All inventory of the Acquired Company or the Subsidiary reflected in the Financial Statements consist of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been reserved against, written off or written down to net realizable value in the Financial Statements. All inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are reasonable in the present circumstances of the Acquired Company and the Subsidiary.

         7.10  NO UNDISCLOSED LIABILITIES.

         Except as set forth in Part 7.10 of the Disclosure Letter, neither the Acquired Company nor the Subsidiary has any liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         7.11  TAXES.

         (a) The Acquired Company, the Subsidiary and its predecessor entities have filed or caused to be filed (on a timely basis since the year ending December 31, 1994) all Tax Returns that are or were required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Acquired Company has delivered to Buyer copies of, and Part 7.11 of the Disclosure Letter contains a complete and accurate list of such Tax Returns filed since 1994. The Acquired Company and the Subsidiary has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Acquired Company or the Subsidiary, except such Taxes, if any, as are listed in Part 7.11 of the Disclosure Letter and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet.

         (b) The United States federal and state income Tax Returns of the Acquired Company and the Subsidiary subject to such Taxes have been audited by the IRS or relevant state Tax authorities or are closed by the applicable statute of limitations for all taxable years through 1996. Part 7.11 of the Disclosure Letter contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Part 7.11 of the Disclosure Letter, are being contested in good faith by appropriate proceedings.
Part 7.11 of the Disclosure Letter describes all adjustments to the United States federal income Tax Returns filed by the Acquired Company or any group of corporations including the Acquired Company for all taxable years since 1996 and the resulting deficiencies proposed by the IRS. Except as described in Part 7.11 of the Disclosure Letter, neither the Acquired Company nor Subsidiary has given or been requested to give any waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Acquired Company or Subsidiary or for which the Acquired Company or Subsidiary may be liable.

         (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to the Acquired Company's liability for Taxes. There exists no proposed Tax assessment against the Acquired Company or Subsidiary except as set forth in Part 7.11 of the Disclosure Letter. No consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Acquired Company or Subsidiary. All Taxes that the Acquired Company or Subsidiary is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

         (d) All Tax Returns filed by (or that include on a consolidated basis) the Acquired Company are true, correct, and complete. There is no Tax sharing agreement that will require any payment by the Acquired Company after the date of this Agreement. Neither the Acquired Company nor Subsidiary is nor within the five (5) year period preceding the Closing Date has been, an "S" corporation. During the consistency period (as defined in Section 338(h)(4) of the IRC with respect to the sale of the Shares to Buyer), neither the Acquired Company nor any target affiliate (as defined in Section 338(h)(6) of the IRC with respect to the sale of the Shares to Buyer) has sold or will sell any

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

property or assets to Buyer or to any member of the affiliated group (as defined in Section 338(h)(5) of the IRC) that includes Buyer. Part 7.11 of the Disclosure Letter lists all such target affiliates.

         7.12  NO MATERIAL ADVERSE CHANGE.

         Except as set forth in Part 7.12 of the Disclosure Letter, and since the Financial Statements for the year ended December 31, 1999 through the date of this Agreement, there has not been any material adverse change in the business, operations, properties, assets, or condition of the Acquired Company or the Subsidiary, and no event has occurred or circumstance exists that may result in such a material adverse change. Since the Final Financial Statement and through and including the Closing Date, there will have been no material adverse change in the business operation, properties, assets or condition of the Acquired Company or the Subsidiary and no event will have occurred or circumstance existed that may result in such a material adverse change.

         7.13  EMPLOYEE BENEFITS.

         (a) As used in this Section 7.13, the following terms have the meanings set forth below.

         "COMPANY OTHER BENEFIT OBLIGATION" means an Other Benefit Obligation owed, adopted, or followed by the Acquired Company or an ERISA Affiliate of the Acquired Company.

         "COMPANY PLAN" means all Plans of which the Acquired Company or an ERISA Affiliate of the Acquired Company is or was a Plan Sponsor, or to which the Acquired Company or an ERISA Affiliate of the Acquired Company otherwise contributes or has contributed, or in which the Acquired Company or an ERISA Affiliate of the Acquired Company otherwise participates or has participated. All references to Plans are to Company Plans unless the context requires otherwise.

         "COMPANY VEBA" means a VEBA whose members include employees of the Acquired Company or any ERISA Affiliate of the Acquired Company.

         "ERISA AFFILIATE" means, with respect to the Acquired Company, any other person that, together with the Acquired Company, would be treated as a single employer under IRC ss. 414.

         "MULTI-EMPLOYER PLAN" has the meaning given in ERISA ss. 3(37)(A).

         "OTHER BENEFIT OBLIGATIONS" means all obligations to provide benefits, other than salary, as compensation for services rendered, to present or former directors, employees, or agents, other than obligations, that are Plans. Other Benefit Obligations include consulting agreements under which the compensation paid does not depend upon the amount of service rendered, sabbatical policies, severance payment policies, and fringe benefits within the meaning of IRC ss. 132.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "PENSION PLAN" has the meaning given in ERISA ss. 3(2)(A).

         "PLAN" has the meaning given in ERISA ss. 3(3).

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

         "PLAN SPONSOR" has the meaning given in ERISA ss. 3(16)(B).

         "QUALIFIED PLAN" means any Plan that meets or purports to meet the requirements of IRC ss. 401(a).

         "TITLE IV PLANS" means all Pension Plans that are subject to Title IV of ERISA, 29 U.S.C.ss. 1301 et seq., other than Multi-Employer Plans.

         "VEBA" means a voluntary employees' beneficiary association under IRC ss. 501(c)(9).

         "WELFARE PLAN" has the meaning given in ERISA ss. 3(1).

         (b)   (i)    Part 7.13(b)(i) of the Disclosure Letter contains a
         complete and accurate list of all Company Plans and Other Benefit Obligations. Neither the Acquired Company nor any ERISA Affiliate has or has ever had any Company VEBAs, defined Benefit Pension Plans, Title IV Plans, Multi-Employer Plans or post-retirement benefits other than Company Plans.

               (ii) Part 7.13(b)(ii) of the Disclosure Letter contains a complete and accurate list of (A) all ERISA Affiliates of the Acquired Company, and (B) all Plans of which any such ERISA Affiliate is or was a Plan Sponsor, in which any such ERISA Affiliate participates or has participated, or to which any such ERISA Affiliate contributes or has contributed.

               (iii) Part 7.13(b)(iii) of the Disclosure Letter sets forth the financial cost of all obligations owed under any Company Plan or Company Other Benefit Obligation that is not subject to the disclosure and reporting requirements of ERISA.

         (c)   Acquired Company has delivered to Buyer:

               (i) all documents that set forth the terms of each Company Plan, Company Other Benefit Obligation, and of any related trust, including (A) all plan descriptions and summary plan descriptions of Company Plans for which the Acquired Company is required to prepare, file, and distribute plan descriptions and summary plan descriptions, and (B) all summaries and descriptions furnished to participants and beneficiaries regarding Company Plans, and Company Other Benefit Obligations, for which a plan description or summary plan description is not required;

               (ii) all personnel, payroll, and employment manuals and policies;

               (iii) all insurance policies purchased by or to provide benefits under any Company Plan;

               (iv) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Company Plan, Company Other Benefit Obligation;

               (v) all reports submitted within the two (2) years preceding the date of this Agreement by third party administrators, actuaries, investment managers, consultants, or other independent contractors with respect to any Company Plan or Company Other Benefit Obligation;

               (vi) the Form 5500 filed in each of the most recent three (3) plan years with respect to each Company Plan, including all schedules thereto and the opinions of independent accountants;

               (vii) all notices that were given by the Acquired Company or any ERISA Affiliate of the Acquired Company or any Company Plan to the IRS, the PBGC, or any participant or beneficiary, pursuant to statute, within the four (4) years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this
         Section 7.13;

               (viii) all notices regarding a Qualified Plan or any Company Plan that were given by the IRS to the Acquired Company, any ERISA Affiliate of the Acquired Company, or any Company Plan within the four (4) years preceding the date of this Agreement;

               (ix) with respect to Qualified Plans, the most recent determination letter, if any, for each Plan of the Acquired Company that is a Qualified Plan; and

         (d)   Except as set forth in Part 7.13(d) of the Disclosure Letter:

               (i) The Acquired Company and the Subsidiary have each performed all of its obligations under all Company Plans and Company Other Benefit Obligations. The Acquired Company and the Subsidiary have each made appropriate entries in its financial records and statements for all obligations and liabilities under such Plans and Obligations that have accrued but are not due.

               (ii) No statement, either written or oral, has been made by the Acquired Company or the Subsidiary to any Person with regard to any Plan or Other Benefit Obligation that was not in accordance with the Plan or Other Benefit Obligation and that could have an adverse economic consequence to the Acquired Company or the Subsidiary or to Buyer.

               (iii) The Acquired Company and the Subsidiary, with respect to all Company Plans and Company Other Benefits Obligations and each Company Plan and Company Other Benefit Obligation is in full compliance with ERISA, and the IRC.

                      (A) No transaction prohibited by ERISA ss. 406 and no "prohibited transaction" under IRC ss. 4975(c) have occurred with respect to any Company Plan.

                      (B) Neither the Acquired Company nor the Subsidiary has any liability to the IRS with respect to any Plan, including any liability imposed by Chapter 43 of the IRC.

                      (C) Neither the Acquired Company nor the Subsidiary has any liability to the PBGC with respect to any Plan or has any liability under ERISA ss. 502 or ss. 4071.

                      (D) All filings required by ERISA and the IRC as to each Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the IRC have been timely provided.

                      (E) All contributions and payments made or accrued with respect to all Company Plans and Company Other Benefit Obligations are deductible under IRC ss. 162 or ss. 404. No amount, or any asset of any Company Plan is subject to Tax as unrelated business taxable income.

               (iv) Each Company Plan can be terminated within thirty (30) days, without payment of any additional contribution or amount.

               (v)    Since 1998, there has been no amendment of any Company
         Plan.

               (vi) The Acquired Company has received no notice of any event or circumstance that could result in a material increase in premium costs of Company Plans and Company Other Benefit Obligations that are insured, or a material increase in benefit costs of such Plans and Obligations that are self-insured.

               (vii) Other than claims for benefits submitted by participants or beneficiaries, no claim against, or legal proceeding involving, any Company Plan or Company Other Benefit Obligation, is pending or, to Acquired Company's Knowledge, is Threatened.

               (viii) No Company Plan is a stock bonus, pension, or profit-sharing plan within the meaning of IRC ss. 401(a).

               (ix) Each Qualified Plan of the Acquired Company is qualified in form and operation under IRC ss. 401(a); each trust for each such Plan is exempt from federal income Tax under IRC ss. 501(a). No event has occurred or circumstance exists that will or could give rise to disqualification or loss of Tax-exempt status of any such Plan or trust.

               (x)    No Company Plan is subject to Title IV of ERISA.

               (xi) Neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has filed a notice of intent to terminate any Plan or has adopted any amendment to treat a Plan as terminated.

               (xii)  Except to the extent required under ERISA ss. 601 ET
         SEQ. and IRC ss. 4980B, the Acquired Company does not provide health or welfare benefits for any retired or former employee or is obligated to provide health or welfare benefits to any active employee following such employee's retirement or other termination of service.

               (xiii) The Acquired Company has complied with the provisions of ERISA ss 601 ET SEQ. and IRC ss 4980B.

               (xiv) No payment that is owed or may become due to any director, officer, employee, or agent of the Acquired Company will be non-deductible to the Acquired Company or subject to Tax under IRC ss. 280G or ss. 4999; nor will the Acquired Company be required to "gross up" or otherwise compensate any such person because of the imposition of any excise Tax on a payment to such person.

               (xv) Except as set forth in the Plans, the consummation of the Contemplated Transactions will not result in the payment, vesting, or acceleration of any benefit under such Plans.

         7.14  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

         (a)   Except as set forth in Part 7.14 of the Disclosure Letter:

               (i) the Acquired Company and Subsidiary is, and at all times since January 1, 1998 has been, in full compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

               (ii) to the Knowledge of the Acquired Company, no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Acquired Company or the Subsidiary of, or a failure on the part of the Acquired Company or the Subsidiary to comply with, any material Legal Requirement, or (B) may give rise to any obligation on the part of the Acquired Company or the Subsidiary to undertake, or to bear all or any portion of the cost of, any material remedial action related to such Legal Requirement; and

               (iii) Neither the Acquired Company nor the Subsidiary has received, at any time since January 1, 1998, any notice from any Governmental Body regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         (b) Other than Certificates of Occupancy for leased premises, all of which have been obtained, neither the Acquired Company nor the Subsidiary requires any Governmental Authorizations to permit the Acquired Company or the Subsidiary to lawfully conduct and operate its business in the manner currently conducted and to operate such business and to permit the Acquired Company or the Subsidiary to own and use its assets in the manner in which it currently owns and uses such assets.

         7.15  LEGAL PROCEEDINGS; ORDERS.

         (a) Except as set forth in Part 7.15 of the Disclosure Letter, there is no pending Proceeding:

               (i) that has been commenced by or against the Acquired Company or the Subsidiary or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Acquired Company or the Subsidiary; or

               (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of the Acquired Company, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that is likely to give rise to or serve as a basis for the commencement of any such Proceeding. The Acquired Company has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Part
7.15 of the Disclosure Letter. The Proceedings listed in Part 7.15 of the Disclosure Letter will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Acquired Company or the Subsidiary.

         (b)   Except as set forth in Part 7.15 of the Disclosure Letter:

               (i) there is no Order to which any of the Acquired Company or the Subsidiary, or any of the assets owned or used by the Acquired Company or the Subsidiary, is subject;

               (ii) Neither the Acquired Company nor the Subsidiary is subject to any Order that relates to the business of, or any of the assets owned or used by, the Acquired Company or the Subsidiary; and

               (iii) to the Knowledge of the Acquired Company or the Subsidiary, no officer, director, agent, or employee of the Acquired Company or the Subsidiary is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Acquired Company or the Subsidiary.

         (c)   Except as set forth in Part 7.15 of the Disclosure Letter:

               (i) the Acquired Company and the Subsidiary is, and at all times since January 1, 1998 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

               (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Acquired Company or the Subsidiary, or any of the assets owned or used by the Acquired Company or the Subsidiary, is subject; and

               (iii) Neither the Acquired Company nor the Subsidiary has received, at any time since January 1, 1998, any notice from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Acquired Company or the Subsidiary, or any of the assets owned or used by the Acquired Company or the Subsidiary, is or has been subject.

         7.16  ABSENCE OF CERTAIN CHANGES AND EVENTS.

         Except as set forth in Part 7.16 of the Disclosure Letter, since the date of the Financial Statement for the year ended December 31, 1999, the Acquired Company or the Subsidiary has conducted their respective businesses only in the Ordinary Course of Business and there has not been any:

         (a) change in the Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Acquired Company; the Options in Schedule A; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock or any of the foregoing with respect to the Subsidiary;

         (b) amendment to the Organizational Documents of the Acquired Company or the Subsidiary;

         (c) payment or increase by the Acquired Company or the Subsidiary of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance or similar Contract with any director, officer, or employee except for those actions or agreements which give rise to Transaction Expenses;

         (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Acquired Company or the Subsidiary;

         (e) damage to or destruction or loss of any asset or property of the Acquired Company or the Subsidiary, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Acquired Company or the Subsidiary, taken as a whole;

         (f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) transaction involving a total remaining commitment by or to the Acquired Company or the Subsidiary of at least $100,000.00;

         (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Acquired Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Acquired Company or the Subsidiary, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

         (h) cancellation or waiver of any claims or rights with a value to the Acquired Company or the Subsidiary in excess of $25,000.00;

         (i) material change in the accounting methods used by the Acquired Company or the Subsidiary;

         (j) agreement, whether oral or written, by the Acquired Company or the Subsidiary to do any of the foregoing; or

         (k) other event or condition of any kind to the Knowledge of the Acquired Company or the Subsidiary that has or might have a material adverse effect on the financial condition of the Acquired Company or the Subsidiary.

         7.17  CONTRACTS; NO DEFAULTS.

         (a) Part 7.17(a) of the Disclosure Letter contains a complete and accurate list, and the Acquired Company has delivered to Buyer true and complete copies, of:

               (i) each Applicable Contract that involves performance of services or delivery of goods or materials by the Acquired Company or Subsidiary of an amount or value in excess of $25,000.00;

               (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Acquired Company or the Subsidiary of an amount or value in excess of $25,000.00;

               (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of the Acquired Company or Subsidiary in excess of $25,000.00;

               (iv) Except for those listed in Part 7.6 of the Disclosure Letter each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $25,000.00 and with terms of less than one (1) year);

               (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

               (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

               (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Acquired Company with any other Person;

               (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Acquired Company or any Affiliate of the Acquired Company or limit the freedom of the Acquired Company or any Affiliate of the Acquired Company to engage in any line of business or to compete with any Person;

               (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

               (x) each power of attorney that is currently effective and outstanding;

               (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Acquired Company to be responsible for consequential damages;

               (xii) each Applicable Contract for capital expenditures in excess of $25,000.00;

               (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Acquired Company other than in the Ordinary Course of Business; and

               (xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

         (b)   Except as set forth in Part 7.17(b) of the Disclosure Letter:

               (i) No director, officer or employee (and no Related Person thereof) of the Acquired Company or Subsidiary has any rights under, and has no obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Acquired Company or the Subsidiary; and

               (ii) No officer, director, agent, employee, consultant, or contractor of the Acquired Company or Subsidiary is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Acquired Company, or (B) assign to the Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

         (c) Except as set forth in Part 7.17(c) of the Disclosure Letter, each Contract identified or required to be identified in Part 7.17(a) of the Disclosure Letter is in full force and effect and is valid and enforceable in accordance with its terms against Acquired Company in accordance with their respective terms except as such enforceability may be limited by (i) bankruptcy, insolvency, moratorium, reorganization, fraudulent transfer and other similar laws relating to or affecting the enforcement of debtors' and creditors' rights generally, (ii) general principles of equity, and (iii) the discretion of a court or other adjudicative body.

         (d)   Except as set forth in Part 7.17(d) of the Disclosure Letter:

               (i) the Acquired Company and the Subsidiary, respectively, is, and at all times since January 1,1998 has been, in full compliance with all material applicable terms and requirements of each Contract under which the Acquired Company or the Subsidiary has or had any obligation or liability or by which the Acquired Company or the Subsidiary of any of the assets owned or used by the Acquired Company or the Subsidiary is or was bound;

               (ii) each other Person that has or had any obligation or liability under any Contract under which the Acquired Company or the Subsidiary has or had any rights is, and at all times since January 1, 1998 has been, in full compliance with all material applicable terms and requirements of such Applicable Contract;

               (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a material violation or breach of, or give the Acquired Company or the Subsidiary or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

               (iv) Neither the Acquired Company nor the Subsidiary has given to or received from any other Person, at any time since January 1, 1998, any notice regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Applicable Contract.

         (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Acquired Company or the Subsidiary under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

         (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Company or the Subsidiary have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in material violation of any Legal Requirement.

         7.18  INSURANCE.

         (a)   Acquired Company has delivered to Buyer:

               (i) true and complete copies of all policies of insurance to which the Acquired Company or Subsidiary is a party or under which the Acquired Company or Subsidiary, or any director of the Acquired Company or Subsidiary is insured.

               (ii) true and complete copies of all pending applications for policies of insurance; and

               (iii) any statement by the auditor of the Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

         (b)   Part 7.18(b) of the Disclosure Letter describes:

               (i) any self-insurance arrangement by or affecting the Acquired Company, including any reserves established thereunder;

               (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Acquired Company; and

               (iii) all obligations of the Acquired Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

         (c) Part 7.18(c) of the Disclosure Letter sets forth, by year, for the current policy year and each of the four (4) preceding policy years:

               (i)    a summary of the loss experience under each policy;

               (ii) a statement describing each claim under an insurance policy for an amount in excess of $25,000.00, which sets forth:

                      (A)  the name of the claimant;

                      (B) a description of the policy by insurer, type of insurance, and period of coverage; and

                      (C)  the amount and a brief description of the claim; and

               (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

         (d)   Except as set forth on Part 7.18(d) of the Disclosure Letter:

               (i) All policies to which the Acquired Company or Subsidiary is a party or that provide coverage to the Acquired Company or Subsidiary or any director or officer of the Acquired Company or Subsidiary.

                      (A)  are valid and outstanding;

                      (B) to the knowledge of the Acquired Company are issued by an insurer that is financially sound and reputable;

                      (C) taken together, provide adequate insurance coverage for the assets and the operations of the Acquired Company and Subsidiary for the risks insured;

                      (D) are sufficient for compliance with all Legal Requirements and Contracts to which the Acquired Company and Subsidiary is a party or by which any of them is bound;

                      (E) will continue in full force and effect following the consummation of the Contemplated Transactions; and

                      (F) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of the Acquired Company or Subsidiary.

               (ii)   Neither the Acquired Company nor Subsidiary has received:

                      (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights; or

                      (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder;

               (iii) The Acquired Company and Subsidiary have paid all premiums due, and have otherwise performed all of its respective obligations, under each policy to which the Acquired Company is a party or that provides coverage to the Acquired Company, Subsidiary or director thereof; and

               (iv) The Acquired Company and the Subsidiary have given notice to the insurer of all claims that may be insured thereby.

         7.19  ENVIRONMENTAL MATTERS.

         Except as set forth in part 7.19 of the Disclosure Letter:

         (a)   To the Knowledge of the Acquired Company:

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

               (i) The Acquired Company and the Subsidiary, respectively, is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law; and

               (ii) Neither the Acquired Company nor the Subsidiary has any basis to expect, nor has it or any other Person for whose conduct it is or may be held to be responsible received, any actual or Threatened order, notice, or other communication from any Governmental Body or private citizen acting in the public interest, or the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Acquired Company or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         (b) To the Knowledge of the Acquired Company, there are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to the operation by the Acquired Company or Subsidiary of the Facilities of the Acquired Company or Subsidiary or with respect to any other properties and assets (whether real, personal, or mixed) which are owned or leased by the Acquired Company or Subsidiary.

         (c) To the Knowledge of the Acquired Company, neither the Acquired Company nor the Subsidiary has any basis to expect, nor has either of them or any other Person for whose conduct it is or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Acquired Company or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

         (d) To the Knowledge of the Acquired Company, neither the Acquired Company nor the Subsidiary, nor or any other Person for whose conduct it is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) which the Acquired Company or Subsidiary (or any predecessor of either) owns or leases.

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

         (e) To the Knowledge of the Acquired Company, there are no Hazardous Materials present on or in the Environment within the Facilities including any Hazardous Materials contained in barrels or other containers, either temporary or permanent, and deposited within the Facilities. To the Knowledge of the Acquired Company, neither the Acquired Company nor the Subsidiary nor any other Person for whose conduct it is or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity within the Facilities except in full compliance with all applicable Environmental Laws.

         (f) There has been no Release or, to the Knowledge of the Acquired Company, Threat of Release, of any Hazardous Materials at or from the Facilities.

         (g) Neither the Acquired Company nor Subsidiary has received any reports, studies, analyses, tests, or monitoring initiated by the Acquired Company or the Subsidiary pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Acquired Company or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         (h) Neither the Acquired Company nor Subsidiary has received any notice from any Governmental Body or other Person that there has been any Release of Hazardous Materials or violation of Environmental Laws with respect to the premises of which the Facilities are a part.

         7.20  EMPLOYEES.

         (a) Part 7.20 of the Disclosure Letter contains a complete and accurate list of the following information for each employee or director of the Acquired Company and the Subsidiary, including each employee on leave of absence or layoff status: employer; name; job title; current compensation; and vacation in excess of one week accrued and carried over.

         (b) No Key Employee of the Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("PROPRIETARY RIGHTS AGREEMENT") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Company, or (ii) the ability of the Acquired Company or the Subsidiary to conduct its business, including any Proprietary Rights Agreement with the Acquired Company by any such employee or director. To the Acquired Company's Knowledge, no Key Employee of the Acquired Company intends to terminate his employment with the Acquired Company.

         (c) No retired employee or director of the Acquired Company or the Subsidiary, or their dependents is receiving benefits or scheduled to receive benefits in the future, except under the Acquired Company's Qualified Plan.

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

         7.21  LABOR RELATIONS; COMPLIANCE.

         The Acquired Company has never been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened:

         (a) any strike, slowdown, picketing, work stoppage, or employee grievance process;

         (b) any Proceeding against or affecting the Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Company or their premises; or

         (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Acquired Company, and no such action is contemplated by the Acquired Company. The Acquired Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, and plant closing. The Acquired Company is not liable for the payment of any compensation, damages, Taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         7.22  INTELLECTUAL PROPERTY.

         (a) INTELLECTUAL PROPERTY ASSETS -- The term "INTELLECTUAL PROPERTY ASSETS" includes:

               (i) the names "ATS Money Systems, Inc," "Innovative Electronics") and all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "MARKS");

               (ii) all patents and patent applications (collectively, "PATENTS");

               (iii) all copyrights in both published works and unpublished works (collectively, "COPYRIGHTS");

               (iv) all rights in mask works (collectively, "RIGHTS IN MASK WORKS"); and

               (v) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "TRADE SECRETS"); owned, used, or licensed by the Acquired Company or the Subsidiary as licensee or licensor.

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

         (b) AGREEMENTS -- Part 7.22(b) of the Disclosure Letter contains a complete and accurate list and summary description, including any royalties paid or received by the Acquired Company, of all Intellectual Property Assets and all Contracts relating to the Intellectual Property Assets to which the Acquired Company or the Subsidiary is a party or by which the Acquired Company or the Subsidiary is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $25,000.00 under which the Acquired Company or the Subsidiary is the licensee. There are no outstanding and, to the Acquired Company's Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

         (c)   KNOW-HOW NECESSARY FOR THE BUSINESS

               (i) The Intellectual Property Assets owned by the Acquired Company and the Subsidiary are all those necessary for the operation of the respective businesses of the Acquired Company and Subsidiary as they are currently conducted or as reflected in any business plan given to Buyer. The Acquired Company or the Subsidiary is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

               (ii) Those Employees whose names are set forth in Part 7.20(c) of the Disclosure Letter have executed written Contracts with the Acquired Company or the Subsidiary that assign to the Acquired Company or the Subsidiary all rights to any inventions, improvements, discoveries, or information relating to the business of the Acquired Company or the Subsidiary. No employee of the Acquired Company or the Subsidiary has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Acquired Company or the Subsidiary.

         (d)   PATENTS

               (i) Part 7.22(d) of the Disclosure Letter contains a complete and accurate list and summary description of all Patents which have been applied for by the Acquired Company or the Subsidiary and which the Acquired Company or the Subsidiary holds all right, title and interest in, free and clear of all liens, security interests, charges, encumbrances, equities. Other than Patents which are the subject of pending applications, neither the Acquired Company nor the Subsidiary is the owner of any Patents.

               (ii) The pending Patent application has not been nor is it now involved in any interference, reissue, reexamination, or opposition proceeding.

               (iii) Other than as set forth in Part 7.22 of the Disclosure Letter, none of the products manufactured and sold, nor any process or know-how used, by the Acquired Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

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

               (iv) All products made, used, or sold under pending Patents have been marked with the proper patent notice.

         (e)   TRADEMARKS

               (i) Part 7.22(e) of Disclosure Letter contains a complete and accurate list and summary description of all Marks. Subject to the final action by the Patent and Trademark Office, the Acquired Company or the Subsidiary is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii)   All Marks that have been registered with the United
         States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, to the extent final action has been taken by the Patent and Trademark office, and are not subject to any maintenance fees or Taxes or actions falling due within ninety
         (90) days after the Closing Date.

               (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Acquired Company's Knowledge, no such action is Threatened with the respect to any of the Marks.

               (iv) To Acquired Company's Knowledge, there is no potentially interfering trademark or trademark application of any third party.

               (v) To Acquired Company's Knowledge, no Mark is infringed or, has been challenged or threatened in any way. To Acquired Company's Knowledge, none of the Marks used by the Acquired Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

               (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

         (f)   COPYRIGHTS

               (i) Part 7.22(f) of the Disclosure Letter contains a complete and accurate list and summary description of all Copyrights owned by the Acquired Company or the Subsidiary. The Acquired Company or the Subsidiary is the owner of all right, title, and interest in and to each of the Copyrights. All Copyrights are free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

               (ii)   The Copyrights have not been registered.

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

               (iii) To the Acquired Company's Knowledge, no Copyright is owned by the Acquired Company or Subsidiary infringed or has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

               (iv) To the Acquired Company's Knowledge, all works encompassed by the Copyrights have been marked with the proper copyright notice.

         (g)   TRADE SECRETS

               (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

               (ii) The Acquired Company and the Subsidiary have taken all reasonable precautions to protect the secrecy, confidentiality, and value of their Trade Secrets.

               (iii) The Acquired Company or Subsidiary have good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Knowledge of the Acquired Company, have not been used, divulged, or appropriated either for the benefit of any Person (other than one or more of the Acquired Company) or to the detriment of the Acquired Company or Subsidiary. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

         7.23  CERTAIN PAYMENTS.

         Neither the Acquired Company nor the Subsidiary, nor director, officer, agent, or employee of the Acquired Company or the Subsidiary, or any other Person associated with or acting for or on behalf of the Acquired Company or the Subsidiary, has directly or indirectly:

         (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services:

               (i)    to obtain favorable treatment in securing business;

               (ii)   to pay for favorable treatment for business secured;

               (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Acquired Company or the Subsidiary or (iv) in violation of any Legal Requirement; or

         (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Company or Subsidiary.

         7.24  DISCLOSURE.

         No representation or warranty of Acquired Company in this Agreement and no statement in the Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         7.25  RELATIONSHIPS WITH RELATED PERSONS.

         No Related Person of Acquired Company has, or since January 1, 1998 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Company's business. No Related Person of Acquired Company is, or since August 28, 1987 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Acquired Company, or
(ii) engaged in competition with the Acquired Company with respect to any line of the products or services of the Acquired Company (a "COMPETING BUSINESS") in any market presently served by the Acquired Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Part 7.25 of the Disclosure Letter, no Related Person of Acquired Company is a party to any Contract with, or has any claim or right against, the Acquired Company.

         7.26  BROKERS OR FINDERS.

         Except as set forth in Part 7.25 of the Disclosure Letter, the Acquired Company and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         7.27  HSR ACT.

         The Acquired Company is not controlled by any person within the meaning of the HSR Act, and the regulations promulgated thereunder.

         7.28  PRODUCT DESIGN; WARRANTIES.

         (a) Except as set forth in Part 7.28 (a) of the Disclosure Letter, the Acquired Company or the Subsidiary is not, and has not agreed to become, responsible for any consequential, exemplary or punitive damages or made any express warranties to third parties with respect to any products created, manufactured, sold, distributed or licensed, or any services rendered, by the Acquired Company;

         (b) There are no warranties (express or implied) outstanding with respect to any such products or services other than any such implied by law pursuant to the Uniform Commercial Code or the Acquired Company's customer purchase order or contract forms, all of which have been provided to the Buyer;

         (c) Except as set forth in Part 7.28(a) of the Disclosure Letter, the Acquired Company or the Subsidiary has no Knowledge of any design, manufacturing or other defects, latent or otherwise, with respect to any such products;

         (d) The Acquired Company has not modified or expanded its warranty obligation to any customer beyond that set forth in the exceptions described above or in the Disclosure Letter. No products have been sold or distributed by the Acquired Company under an understanding that such products would be returnable other than in accordance with the Acquired Company's written standard return policy.

         7.29  PROXY MATERIALS.

         The Proxy Statement and all other information with respect to the Acquired Company and its officers and directors to be provided to holders of Acquired Company Common Shares (the "SHAREHOLDER INFORMATION") eligible to vote at the Acquired Company Shareholder Meeting to be held pursuant to Section 9.7 will not, on the date furnished to the Acquired Company Shareholders or on the Closing Date, as then amended or supplemented, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading.

         7.30  SECURITIES LAW COMPLIANCE.

         Issuance of all shares of stock, options, warrants and other securities issued by the Acquired Company (and any predecessor entity) have been issued in full and complete compliance with the Exchange Act and the Securities Act and all other applicable securities laws.

8.       REPRESENTATIONS AND WARRANTIES OF BUYER.

         Buyer represents and warrants to Acquired Company as follows:

         8.1   ORGANIZATION AND GOOD STANDING.

         (a) ATSMACO is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey. De La Rue Inc. is a corporation duly organized, validly existing and in good standing under the laws of Virginia.

         (b) True and complete copies of the Organizational Documents of De La Rue Inc. and of ATSMACO as currently in effect, have been delivered to the Acquired Company.

         8.2   AUTHORITY; NO CONFLICT.

         (a) This Agreement, subject to any contingencies set forth herein, constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery of the documents to be executed by Buyer at Closing (collectively, the "BUYER'S CLOSING DOCUMENTS"), the Buyer's Closing Documents will at the time of Closing constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

         (b) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will directly or indirectly (with or without notice or lapse of time):

               (i) (A) contravene, conflict with or results in a violation of any provision of the Organizational Documents of the Buyer, or (B) any resolution adopted by the board of directors or stockholders of De La Rue Inc. or ATSMACO;

               (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Buyer or any of the assets owned or used by the Buyer may be subject;

               (iii) contravene, conflict with, or result in a violation of or give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                      (A)  any provision of Buyer's Organizational Documents;

                      (B) any resolution adopted by the board of directors or the stockholders of Buyer;

                      (C) any Legal Requirement or Order to which Buyer may be subject; or

                      (D) any Contract to which Buyer is a party or by which Buyer may be bound.

               (iv) contravene, conflict with, or result in a violation of, or given any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that might in any way affect the Buyer's right or ability to perform its obligations under this Agreement or carry out the Contemplated Transactions; or

               (v) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Buyer.

The execution, delivery and performance of this Agreement and the Contemplated Transactions have been duly authorized and approved by the board of directors and shareholders of ATSMACO and by the board of directors and shareholders of De La Rue Inc.

         8.3   FINANCIAL STATEMENTS.

         The balance sheet of De La Rue as at December 31, 2000 (the "DLR BALANCE SHEET"), delivered to the Acquired Company, at or before the execution hereof, fairly presents the financial condition of De La Rue as at the date of such balance sheet, all in accordance with GAAP; the financial statements referred to in this Section 8.3 reflect the consistent application of such accounting principles in this balance sheet and in the year end balance sheet of De La Rue Inc. as at the end of its most recent fiscal year. Since the date of the DLR Balance Sheet, there has not been any event or condition of any kind that, to the knowledge of Buyer, might have a material adverse impact on the financial condition of the Buyer. The Buyer has no liabilities or obligations of any nature except for liabilities or obligations reflected or reserved against in the DLR Balance Sheet other than current liabilities incurred in the Ordinary Course of Business since the date of the DLR Balance Sheet, which taken as a whole, do not and will not have a material adverse effect on the financial condition of the Buyer.

         8.4   FINANCIAL ABILITY.

         The Buyer has the financial ability to complete the Contemplated Transactions. In addition, Buyer has delivered to the Acquired Company the comfort letter of De La Rue Holding, plc dated February 27, 2001 which is true, complete and accurate but which does not constitute a guarantee.

         8.5   NO MATERIAL ADVERSE CHANGE.

         Since the DLR Balance Sheet through the date of this Agreement, there has not been any material adverse change in the business, operations, properties, assets of conditions of the Buyer and no event has occurred or circumstance exist that may result in such a material adverse change.

         8.6  DISCLOSURE.

         (a) No representation or warranty of Buyer in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they are made, not misleading.

         (b) No notice given pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

         (c) The DLR Balance Sheet does not contain any untrue statement or omit to state a material fact necessary to make the statements therein, or in this Agreement, in light of the circumstances in which they were made, not misleading.

         8.7   INVESTMENT INTENT.

         Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

         8.8   CERTAIN PROCEEDINGS.

         There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

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

         8.9   BROKERS OR FINDERS.

         Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Acquired Company harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

         8.10  INFORMATION IN PROXY STATEMENT.

         The information supplied by the Buyer for inclusion in the Proxy Statement or in any announcement or letter of transmittal shall not, at the date of the Proxy Statement (or any supplement thereto) is first mailed to the Shareholders of the Acquired Company or at the time of the Acquired Company Shareholder Meeting, or, as of the date of the announcement or letter of transmittal is mailed or announced, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Acquired Company Shareholder Meeting any event or circumstance relating to the Acquisition Company or any of its affiliates, or its or their respective officers or directors should be discovered by the Buyer that should be set forth in a supplement to the Proxy Statement, Buyer shall promptly inform the Acquired Company.

         8.11  TERMINATION PAYMENT.

         The amount of the Termination Payment is a reasonable good faith estimate of direct and indirect costs incurred by Buyer in connection with this Agreement.

9.       COVENANTS OF THE ACQUIRED COMPANY OR THE SUBSIDIARY PRIOR TO CLOSING
         DATE.

         9.1   ACCESS AND INVESTIGATION.

         Between the date of this Agreement and the Closing Date, Acquired Company will and will cause its Representatives to:

         (a) afford Buyer and their Representatives full and free access to the Acquired Company's personnel, properties, contracts, books and records, and other documents and data at reasonable times without unreasonable disturbance to the operations of the Acquired Company or the Subsidiary;

         (b) furnish Buyer and Buyer's Representatives with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request; and

         (c) furnish Buyer and Buyer's Representatives with such additional existing financial, operating, and other data and information as Buyer may reasonably request.

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

         9.2   OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANY.

         Between the date of this Agreement and the Closing Date, Acquired Company and Subsidiary will:

         (a) conduct the business of the Acquired Company and Subsidiary only in the Ordinary Course of Business;

         (b) use their Best Efforts to preserve intact the current business organization of the Acquired Company and Subsidiary, keep available the services of the current officers, employees, and agents of the Acquired Company and Subsidiary, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Acquired Company and Subsidiary;

         (c) confer with Buyer concerning operational matters of a material nature; and

         (d) otherwise report at reasonable intervals to Buyer concerning the status of the business, operations, and finances of the Acquired Company and Subsidiary.

         9.3   REQUIRED APPROVALS.

         As promptly as practicable after the date of this Agreement, Acquired Company will make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions (including, if applicable, all filings under the HSR Act and the Exchange Act). Between the date of this Agreement and the Closing Date, Acquired Company will:

         (a) cooperate with Buyer with respect to all filings that Buyer is required by Legal Requirements to make in connection with the Contemplated Transactions; and

         (b)   cooperate with Buyer in obtaining all consents identified in
Schedule 4.2 (including taking all actions requested by Buyer to cause early termination of any applicable waiting period under the HSR Act).

         9.4   PAYMENT OF INDEBTEDNESS BY RELATED PERSONS.

         Except as expressly provided in this Agreement, Acquired Company will cause all indebtedness owed to the Acquired Company by any Related Person of Acquired Company to be paid in full at or prior to Closing.

         9.5   NO SOLICITATION.

         (a) The Acquired Company shall not, and the Acquired Company shall cause Subsidiary not to, and the Acquired Company agrees that it shall not authorize any of its directors, officers, employees, agents or Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of

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

furnishing or disclosing non-public information) any inquiries, discussions or the making of any proposal with respect to any merger, consolidation or other business combination involving the Acquired Company or the acquisition of any nature of a material portion of the assets (including stock of Subsidiary) of the Company (a "COMPETING TRANSACTION") or negotiate or discuss a proposal with respect to a Competing Transaction with any person other than the Buyer and the directors, officers, employees and Representatives of the Buyer;

         (b) Notwithstanding the provisions of Section 9.5(a), the Acquired Company and its directors, officers, employees, agents or Representatives may, in response to an unsolicited proposal (an "UNSOLICITED PROPOSAL") for or request to discuss a Competing Transaction from any Person that was not solicited by the Acquired Company after the date hereof and did not otherwise result from a breach of Section 9.5(a) do the following:

               (i) Furnish information with respect to the Acquired Company to such Person pursuant to a customary confidentiality agreement;

               (ii) Participate in any discussions or negotiations with such Person regarding any Competing Transaction;

               (iii)  Conduct or participate in "due diligence" inquiries; and

               (iv) Take all such other actions as the Acquired Company's Board of Directors determine are reasonably necessary in order to review or respond to the proposed Competing Transaction.

               (v)    If in receipt of an Unsolicited Proposal, may:

                      (A) Withdraw or modify or propose to withdraw or modify, in a manner adverse to Buyer, the approval, adoption or recommendation by the Board of Directors of the Acquired Company of this Agreement or the Contemplated Transactions;

                      (B) Approve or recommend, or propose to approve or recommend, any Competing Transaction;

                      (C) Approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other agreement relating to any Competing Transaction or agree to do any of the foregoing;

                      (D) Submit any Competing Transaction at the Acquired Company Shareholder's Meeting for purpose of approval and adoption of the Competing Transaction; or

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                      (E)  Terminate this Agreement pursuant to Section 13.1(f)
               and pay Buyer the Termination Payment required by that section.

         (c)   The Acquired Company shall promptly (and in any event within two
(2) business days after the Board of Directors of the Acquired Company first considers any Unsolicited Proposal) advise Buyer orally and in writing of any such Unsolicited Proposal with respect to any Competing Transaction, the identity of the Person making such Unsolicited Proposal and the material terms and conditions thereof, including any material amendment or other modifications to the terms of such Competing Transaction or inquiry and shall keep the Buyer reasonably apprised of the status of any proposal relating to a Competing Transaction.

         9.6   BEST EFFORTS.

         Subject to the provisions of Section 9.5, the Acquired Company will, between the date of this Agreement and the Closing Date, use its Best Efforts to cause the conditions in Section 11 to be satisfied.

         9.7   ACQUIRED COMPANY SHAREHOLDER MEETING.

         (a) The Acquired Company shall cause a meeting of Shareholders (the "ACQUIRED COMPANY SHAREHOLDER MEETING") to be held as soon as reasonably practicable, for the purpose of voting to approve this Agreement and the Plan of Merger and all other actions contemplated hereby or thereby which requires the approval of the Acquired Company's Shareholders. The board of directors of the Acquired Company shall, if consistent with the requirements of applicable law, recommend to its Shareholders the approval of the transactions contemplated by this Agreement.

         (b) As promptly as practicable, the Acquired Company shall prepare and file with the SEC a proxy statement in connection with the matters to be considered at the Acquired Company Shareholder Meeting (such proxy statement, together with any amendments or supplements thereto is called the "PROXY STATEMENT"). Unless the Board of Directors of the Acquired Company has withdrawn its recommendation of this Agreement in compliance with the terms of this Agreement, the Proxy Statement shall include the recommendation of the Board of Directors of the Acquired Company in favor of the approval of this Agreement. The Acquisition Company shall have the right to review and comment, before submission to the SEC, on the drafts of the Proxy Statement, on any comments from the SEC on the Proxy Statement and on any draft responses by the Company to any SEC comments; PROVIDED, HOWEVER, that any such review and comment by the Acquisition Company shall be done in a timely manner that will not cause delay to the Acquired Company in processing SEC clearance; and PROVIDED, FURTHER, that the contents of the Proxy Statement shall be prepared in the sole and absolute discretion of the Acquired Company.

         (c) All information contained in the Proxy Statement (other than information provided by the Buyer for inclusion therein) shall not, at the date of the Proxy Statement (or any supplement thereto) is first mailed to the holders of the Acquired Company Common Stock or at the time of the Acquired Company Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which the are made,

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not misleading. If, at any time prior to the Acquired Company Shareholder
Meeting, any event or circumstance relating to the Acquired Company or the Subsidiary, or to its or their respective officers or directors, should be discovered by the Acquired Company that should be set forth in a supplement to the Proxy Statement, the Company will promptly inform the Acquisition Company, keep the Acquisition Company informed on a current basis on any developments thereafter and mail such supplement to the holders of the Acquired Company Common Stock within five (5) business days of the occurrence of any event or circumstance. All documents that the Acquired Company is responsible for filing with the SEC in connection with the Contemplated Transactions, including the Proxy Statement, will comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder

         9.8   EXISTING STOCK OPTION PLANS.

         The Acquired Company, prior to Closing, shall terminate, effective as of the Effective Time, the existing employer stock option plan and directors stock option plan so that, after the Effective Time, no participant therein shall have the right to receive options with respect to the Acquired Company Common Stock after the Closing.

10.      COVENANTS OF BUYER PRIOR TO CLOSING DATE.

         10.1  APPROVALS OF GOVERNMENTAL BODIES.

         As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions (including, if applicable, all filings under the HSR Act). Between the date of this Agreement and the Closing Date, Buyer will, and will cause each Related Person to, cooperate with Acquired Company with respect to all filings that Acquired Company is required by Legal Requirements to make in connection with the Contemplated Transactions, and (ii) cooperate with Acquired Company in obtaining all consents identified in Part 7.2 of the Disclosure Letter; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         10.2  NOTIFICATION.

         Between the date of this Agreement and the Closing Date, Buyer will promptly notify the Acquired Company in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Letter if the Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Acquired Company will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change. During the same period, Buyer will promptly notify the Acquired Company

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of the occurrence of any Breach of any covenant of Buyer's in this Section 10 or of the occurrence of any event that may make the satisfaction of the conditions in Section 11 impossible or unlikely.

         10.3  FINANCIAL ABILITY.

         Between the date of this Agreement and the Closing Date, the Buyer shall use its Best Efforts to obtain sufficient cash to make the payment required of it at the Closing and shall take no action to place any Encumbrance on its assets or otherwise take any action that would cause a material adverse change in its financial condition, properties or assets from that which existed on the date of the DLR Balance Sheet.

         10.4  BEST EFFORTS.

         Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Section 12 to be satisfied.

         10.5  INDEMNIFICATION AND INSURANCE.

         (a) For six (6) years after the Effective Time, the indemnification obligations set forth in the Organizational Documents of the Acquired Company in effect on the date of this Agreement shall survive the Merger as continuing obligations of the Surviving Corporation and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of the individuals who, on or at any time prior to the Effective Time, were entitled to indemnification thereunder with respect to matters occurring prior to the Effective Time.

         (b) The Surviving Corporation shall maintain in effect, for six (6) years, from and after the Effective Time, coverage of the directors and officers of the Acquired Company in office at the Closing Date (the "COVERED PARTIES") on terms not materially less favorable to the Covered Parties with respect to matters occurring prior to the Effective Time than the directors' and officers' liability insurance policies delivered to Buyer pursuant to Section 7.18 (the "D&O POLICIES").

         10.6  PROXY MATERIALS.

         The Buyer shall provide information requested for inclusion in the Proxy Statement in a timely manner that will not cause delay to the Acquired Company in processing SEC clearance of the Proxy Statement.

11.      CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE.

         Buyer's obligation to Execute the Articles of Merger and consummate the Contemplated Transactions and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

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         11.1  ACCURACY OF REPRESENTATIONS.

         All representations and warranties of Acquired Company's in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, subject to changes resulting from operation of the Acquired Company in the Ordinary Course of Business between the date of this Agreement and the Closing Date as such changes are reflected in any supplement to the Disclosure Letter as of such Closing Date.

         11.2  ACQUIRED COMPANY'S PERFORMANCE.

         (a) All of the covenants and obligations that Acquired Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

         (b) Each document required to be delivered pursuant to Section 5 must have been delivered, and each of the other covenants and obligations of Acquired Company hereunder must have been performed and complied with in all respects.

         11.3  CONSENTS.

         Each of the Consents identified in Part 7.2 (b)(vi) of the Disclosure Letter, must have been obtained and must be in full force and effect.

         11.4  DISSENTER'S RIGHTS.

         The aggregate number of Shares of Acquired Company Common Stock whose holders shall be Preliminary Dissenters shall not exceed five (5%) percent of the total number of the Acquired Company Common Shares eligible to vote at the Acquired Company Shareholder Meeting.

         11.5  NO PROHIBITION.

         No notice shall have been given or Proceeding commenced the basis of which is that the performance of any of the Contemplated Transactions would, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Acquired Company to suffer any material adverse consequence under:

         (a)   any applicable Legal Requirement or Order; or

         (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

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         11.6  NO PROCEEDINGS.

         Since the date of this Agreement, there must not have been commenced or Threatened against Acquired Company or against any Person affiliated with the Acquired Company, or against Buyer, or against any Person affiliated with Buyer, any Proceeding:

         (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or

         (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         11.7  SHAREHOLDER CONSENT.

         This Agreement and the Contemplated Transactions shall have been authorized and approved by a majority of the holders of the Acquired Company Common Shares eligible to vote at the Acquired Company Shareholder Meeting.

12.      CONDITIONS PRECEDENT TO THE OBLIGATION OF THE ACQUIRED COMPANY TO
         CLOSE.

         Acquired Company's obligation to execute the Articles of Merger and consummate the Contemplated Transaction and to take the other actions required to be taken by Acquired Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Acquired Company, in whole or in part):

         12.1  ACCURACY OF REPRESENTATIONS.

         All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         12.2  BUYER'S PERFORMANCE.

         (a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects and;

         (b)   Buyer must have made the deliveries required by Section 5.2;

         12.3  CONSENTS.

         Each of the Consents identified in Part 7.2 (b)(vi) of the Disclosure Letter must have been obtained and must be in full force and effect.

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         12.4  NO PROCEEDINGS.

         Since the date of this Agreement, there must not have been commenced or Threatened against Acquired Company or against any Person affiliated with the Acquired Company or against Buyer, or against any Persona affiliated with Buyer, any Proceeding:

         (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions; or

         (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         12.5  NO PROHIBITION.

         No notice shall have been given or Proceeding commenced the basis of which is that the performance of any of the Contemplated Transactions would, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Buyer to suffer any material adverse consequence under:

         (a)   any applicable Legal Requirement or Order; or

         (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

         12.6  DISSENTER'S RIGHTS.

         The aggregate number of Shares of Acquired Company Common Stock whose holders shall be Preliminary Dissenters shall not exceed five (5%) percent of the total number of Acquired Company Common Shares eligible to vote at the Acquired Company Shareholder Meeting.

         12.7  SHAREHOLDER CONSENT.

         This Agreement and the Contemplated Transactions shall have been authorized and approved by a majority of the holders of the Acquired Company Common Shares eligible to vote at the Acquired Company Shareholder Meeting.

13.      TERMINATION AND REMEDIES.

         13.1  TERMINATION EVENTS.

         This Agreement may, by notice given prior to or at the Closing, be terminated:

         (a)   by the Acquired Company if

               (i) a material Breach of any provision of this Agreement has been committed by the Buyer and such breach has not been waived by the Acquired Company; or

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               (ii)   holders of more than 5% of the total number of Acquired
         Company Common Shares eligible to vote at the Acquired Company Shareholder meeting are Preliminary Dissenters and Buyer has not waived such condition;

               (iii)  if any of the other material conditions precedent in
         Section 12 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Acquired Company to comply with its obligations under this Agreement) and Acquired Company has not waived such condition on or before the Closing Date; or

               (iv) Acquired Company has the right to terminate this Agreement under Section 6.1(c) and such right has not been waived pursuant thereto.

         (b)   by Buyer if:

               (i) a material Breach of any provision of this Agreement has been committed by the Acquired Company and such breach affects the financial condition of the Acquired Company by more than $225,000.00 and such breach has not been waived by Buyer; or

               (ii) any supplement to the Disclosure Letter reveals an adverse change affecting the financial condition of the Acquired Company by more than $225,000;

               (iii) holders of more than 5% of the total number of Acquired Company Shares eligible to vote at the Acquired Company Shareholder meeting are Preliminary Dissenters;

               (iv) any of the other material conditions precedent in Section 11 have not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or.

               (v)    Buyer has the right to terminate this Agreement under
         Section 6.1(c) and such right has not been waived pursuant thereto.

         (c)   by mutual consent of Buyer and Acquired Company;

         (d) by either Buyer or Acquired Company if the Closing has not occurred on or before May 31, 2001, (provided, however, that if there are delays caused by the receipt of a proposal for a Competing Transaction, Acquired Company shall not have the right to terminate under this Paragraph, but shall have the right to do so only under Section 13.1(f));

         (e) automatically if at the Acquired Company Shareholder's Meeting (including any adjournment thereof) this Agreement and the Merger contemplated thereby shall fail to be adopted by a vote of the Acquired Company Shareholders in accordance with Section 11.8; provided however, that if such failure is the result of submission of a Competing Transaction, the Acquired Company shall have the obligation to make the Termination Payment to De La Rue at the time and in the manner set forth in Section 13.1(f);

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         (f)   by the Acquired Company by Notice to Buyer if the Acquired
Company determines to terminate this Agreement by reason of a Competing Transaction pursuant to Section 9.5(b)(v)(E). In such event, the amount of Seven Hundred Thousand and 00/100 ($700,000.00) Dollars (the "TERMINATION PAYMENT") shall be paid to Buyer by the Acquired Company. Such Termination Payment shall be paid by certified, bank or cashier's check payable to De La Rue (i) with the Notice of termination or (ii) within three (3) business days of any automatic termination. The Termination Payment shall be the sole remedy the Buyer is entitled to if the Acquired Company terminates the Agreement in accordance with this Subsection and the Acquired Company shall not be liable for Damages or any indemnification of the Buyer or any Indemnified Person with respect to any such termination.

         13.2  ELECTION TO CLOSE.

         If Buyer has the right to terminate this Agreement under Section 13.1(b)(i) or 13.1(b)(ii), Buyer may, at Buyer's option and in Buyer's sole and absolute discretion, elect in writing to (i) waive Buyer's right to terminate this Agreement and proceed to Closing, in which case Buyer shall be deemed to have waived its rights to indemnification under Section 14.2 with respect to the Breach or supplement to the Disclosure Letter giving rise to Buyer's termination right; or (ii) for any claim for which alleged Damages do not in the aggregate exceed $700,000.00 for which the Buyer seeks to reserve its right to indemnification, Buyer may proceed to Closing while reserving Buyer's right to indemnification with respect to the Breach or supplement to the Disclosure Letter giving rise to Buyer's termination right, only if the Acquired Company consents thereto, which consent the Acquired Company may elect in its sole and absolute discretion to withhold. The Acquired Company shall have no authority to consent to the election of option (ii) by Buyer where Buyer's indemnification claim exceeds the sum of Seven Hundred Thousand and 00/100 ($700,000.00) Dollars.

         13.3  EFFECT OF TERMINATION.

         If this Agreement is terminated pursuant to Section 13.1, the Initial Escrow Fund (less the amounts to be paid to the Acquired Company hereafter) and all Pre-Closing Interest shall be returned by the Agent to Buyer and, upon such return, all further obligations of the parties under this Agreement will terminate; except that if Acquired Company has terminated the Agreement as a result of the failure of Buyer to cause the Purchase Price, as adjusted to be paid in cash at the Closing, (i) Acquired Company shall be entitled to receive from the Agent an amount equal to Seven Hundred Thousand and 00/100 ($700,000.00) Dollars which Acquired Company represents to be a good faith estimate of its direct and indirect costs of this Agreement; and (ii) the balance of the Initial Escrow Fund and all Pre-Closing Interest shall be returned to Seller. Notwithstanding the foregoing, the obligations in Sections
15.1 and 15.3 will survive.

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14.      INDEMNIFICATION; REMEDIES.

         14.1  SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE.

         All representations, warranties, covenants, and obligations of the Acquired Company in this Agreement, the Disclosure Letter, the supplements to the Disclosure Letter, the CEO Certificate and any other certificate or document delivered by the Acquired Company pursuant to this Agreement will survive the Closing but shall not survive Termination. Except as hereinafter provided, the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) by Buyer at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. Notwithstanding the foregoing, if the Buyer had Knowledge prior to the Closing of any Breach by the Acquired Company that would have allowed Buyer to terminate this Agreement, pursuant to Section 13.1(b), Buyer shall be deemed to have waived the Buyer's right to Indemnification or to any other remedy arising out of such Breach unless Buyer and the Acquired Company have agreed to close on the terms set forth in Section 13.2.

         14.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY ACQUIRED COMPANY.

         From and after Closing, Acquired Company will indemnify and hold harmless Buyer and the Surviving Corporation (including any successor) (collectively, the "INDEMNIFIED PERSON") for, and will pay to the Indemnified Person the amount of, any direct loss, liability, claim, damage (excluding incidental, consequential, exemplary and punitive damages), expenses (including costs of investigation and defense and reasonable attorneys' fees) whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with:

         (a) any Breach of any representation or warranty made by Acquired Company in this Agreement (other than a Breach that is deemed to have been waived by Buyer pursuant to Section 14.1);

         (b) any Breach by Acquired Company of any covenant or obligation of Acquired Company in this Agreement (other than a Breach that is deemed to have been waived pursuant to Section 14.1).

         The remedies provided in this Section 14.2 will be exclusive of any other remedies and shall constitute the sole remedy that might otherwise be available to Buyer or other Indemnified Person absent this limitation.

         14.3  TIME LIMITATION.

         The Acquired Company and the Shareholders shall have no liability with respect to any matter that arises out of or results in any way from this Agreement or the Contemplated Transactions pursuant to this Agreement or otherwise unless on or before one (1) year from the Closing Date an Indemnified Person simultaneously notifies Shareholders Representative and the Agent of a claim specifying the factual basis of that claim in reasonable detail.

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         14.4  LIMITATIONS ON AMOUNT.

         Acquired Company and the Shareholders will have no liability with respect to the matters described in Section 14.2 or that otherwise arise out of or result in any way from this Agreement or the Contemplated Transactions that exceed, in the aggregate, the amount of the Escrow Fund.

         14.5  ELIGIBLE CLAIMS AND AGGREGATE AMOUNT.

         The Acquired Company and the Shareholders will have no liability for Damages for any individual claim whether arising out of a Third Party Claim or otherwise that is less than Fifteen Thousand ($15,000.00) Dollars and unless the aggregate of all individual claims in excess of Fifteen Thousand ($15,000.00) Dollars ("ELIGIBLE CLAIMS") exceed Two Hundred Twenty Five Thousand and 001/00 ($225,000.00) (the "AGGREGATE AMOUNT"), in which case the Acquired Company and the Shareholders will have liability for all Eligible Claims.

         14.6  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

         (a) Promptly after receipt by the Surviving Corporation of notice of the commencement of any Proceeding against it by a third party for an Eligible Claim the Surviving Corporation will give notice to the Shareholders Representative and the Agent of the commencement of such claim, Acquired Company and the Shareholders Representative and specify in such notice with reasonable detail why Surviving Corporation is entitled to Indemnification.

         (b) The Surviving Corporation shall have the exclusive right to defend, compromise, or settle such Proceeding, but the Acquired Company and its Shareholders shall not be bound by any compromise or settlement effected without the consent of the Shareholders Representative. No Indemnified Person shall be entitled to Indemnification for any third party claim for which a settlement or compromise is effected without the consent of the Shareholders Representative.

         14.7  PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS.

         (a) A claim for indemnification for any matter not involving a Proceeding on a third-party claim shall be asserted by the Indemnified Party by simultaneous Notice to the Shareholders Representative and the Agent and specify in such notice with reasonable detail why Surviving Corporation is entitled to Indemnification.

         (b) After the Closing, the parties to this Agreement will attempt to settle any claim or controversy for which the Indemnified Parties have a right to indemnification arising out of or under this Agreement (the "DISPUTE") through consultation and negotiation in good faith and a spirit of mutual cooperation. However, at any time before or during such negotiations, or following any unsuccessful negotiations, either party may by written notice to the other demand that the Dispute be submitted to binding arbitration. The binding arbitration shall be conducted by JAMS/ENDISPUTE or such other alternative dispute resolution provider as may agreed upon by the parties (the "ADR SERVICE PROVIDER"). The arbitrator shall decide the Dispute applying the laws of the State of New Jersey. The arbitration shall take place in the State of New Jersey, in accordance with the ADR Service Provider's then current rules for arbitration of business disputes; provided, however, the parties shall be entitled to reasonable discovery (the "DISCOVERY"). If the parties cannot agree upon the Discovery, the Discovery shall be determined by the arbitrator. The cost of the ADR Service Provider shall initially be shared by the parties, with the prevailing party being entitled to recover its share of said costs from the other party. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitrator is not empowered to award Damages other than compensatory damages or in excess of the Escrow Indemnity Fund and shall otherwise apply the terms of the Agreement to the proceeding and his or her determination. Any negotiations which takes place pursuant to this Agreement shall be confidential and shall be treated as a compromise and settlement negotiations for purposes of the federal and state rules of evidence.

         Unless otherwise agreed upon by the parties, the arbitration shall be conducted by a single arbitrator selected by mutual agreement of the parties within twenty (20) days after the date of submission of the Dispute to binding arbitration. If the parties cannot agree upon the arbitrator, the arbitrator shall be selected from a list of at least six (6) arbitrators provided by the

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ADR Service Provider according to the following procedure: Each party shall rank the arbitrators on the list by number, with one (1) being the highest rank. The arbitrator with the best ranking (i.e., the lowest combined number ranking shall be the arbitrator.) In the event that more than one arbitrator has the best ranking, the arbitrator shall be selected by lot by the ADR Service Provider from those who have the best ranking.

15.      GENERAL PROVISIONS.

         15.1  EXPENSES.

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, and the assertion of any right or remedy arising out of a breach including all fees, costs and expenses of agents, representatives, counsel, and accountants. The Surviving Corporation will pay all Transaction Expenses in connection with this Agreement and the Contemplated Transactions.

         15.2  PUBLIC ANNOUNCEMENTS.

         Prior to the execution of this Agreement, the Acquired Company and the Buyer have agreed upon a form of public announcement which shall be issued at 9 a.m. EST on the day following the execution hereof. The parties will consult, to the extent feasible, prior to any further public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions as to the substance, form and timing thereof. Acquired Company and Buyer will consult with each other concerning the means by which the Acquired Company' employees, customers, and suppliers and others having dealings with the Acquired Company will be informed of the Contemplated Transactions, and Buyer will be invited to be present for any such communication.

         15.3  NONDISCLOSURE.

         The Acquired Company and De La Rue entered into a Nondisclosure Agreement dated as of November 22, 2000 (the "NONDISCLOSURE AGREEMENT"). The terms and provisions of such Nondisclosure Agreement are hereby incorporated in and made a part of this Agreement as if set forth at length. Notwithstanding anything to the contrary contained in this Agreement, all of the provisions of the Nondisclosure Agreement shall survive the Termination of this Agreement.

         15.4  NOTICES.

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is simultaneously mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

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

         Acquired Company:

                           ATS Money Systems, Inc.
                           25 Rockwood Place
                           Englewood, New Jersey  07632
                           Attn: Gerard F. Murphy
                           Facsimile No.: 201-894-0958

         Shareholders Representative:

                           Thomas J. Carey
                           52 Hominy Hill Road
                           Colts Neck, NJ 07772
                           Facsimile No.:  732-866-0072

         With a
         Copy in Each Case to:

                           Kraemer, Burns, Mytelka, Lovell & Kulka, P.A. 675 Morris Avenue
                           Springfield, New Jersey  07681
                           Attn: Ellen B. Kulka, Esq.
                           Facsimile No.: 973-912-8700

         Buyer or Surviving Corporation:

                           De La Rue plc
                           De La Rue House
                           Jays Close
                           Viables
                           Basingstoke
                           Hampshire RG22 4BS England
                           Attn: C. Louise Fluker, Esq.
                           Facsimile No.: 011-44-1256-605336

         With a
         Copy in Each Case to:

                           Beattie Padovano, LLC
                           50 Chestnut Ridge Road
                           P.O. Box 244
                           Montvale, New Jersey  07645
                           Attn: Adolph A. Romei, Esq.
                           Facsimile No.: 201-573-9736

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

         Agent:            First Union National Bank
                           Corporate Trust Department
                           21 South Street, Third Floor
                           Morristown, New Jersey 07960
                           Att: Christopher E. Golabeck, Vice President
                           Facsimile No. 973-682-4539

         15.5  JURISDICTION; SERVICE OF PROCESS.

         Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New Jersey, or, if it has or can acquire jurisdiction, in the United States District Court for the District of New Jersey, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

         15.6  FURTHER ASSURANCES.

         The parties agree:

         (a)   to furnish upon request to each other such further information;

         (b)   to execute and deliver to each other such other documents; and

         (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         15.7  WAIVER.

         The rights and remedies of the parties to this Agreement are, to the extent permitted in this Agreement, cumulative and not alternative. Except as otherwise set forth in this Agreement, neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law:

         (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by such party;

         (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and

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

         (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party.

         15.8  ENTIRE AGREEMENT AND MODIFICATION.

         This Agreement including the Nondisclosure Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         15.9  ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.

         Neither party may assign any of its rights under this Agreement without the prior consent of the other parties. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         15.10 SEVERABILITY.

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         15.11 SECTION HEADINGS, CONSTRUCTION.

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         15.12 GOVERNING LAW.

         This Agreement will be governed by the laws of the State of New Jersey without regard to conflicts of laws principles except to the extent that the Nevada Corporation Act applies to the Plan of Merger contained herein.

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

         15.13 COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

ATTEST:                                     ATS MONEY SYSTEMS, INC.


                                            By: /s/ GERARD F. MURPHY
--------------------------------                --------------------------------
                                                Name: Gerard F. Murphy
                                                Title: President




                       ADDITIONAL SIGNATURES ON NEXT PAGE

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

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

ATTEST:                                     ATSMACO INC.


                                            By:
--------------------------------                --------------------------------
Secretary                                       President



ATTEST:                                     DE LA RUE INC.


/s/ ADOLPH A. ROMEI                         By: /s/ MICHAEL LITTLE
--------------------------------                --------------------------------
Adolph A. Romei                                 Michael Little
Assistant Secretary                             President

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